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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

(RULE 14a-101)
SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.             )

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Filed by a Party other than the Registrant ☐
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☐	Preliminary Proxy Statement
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☒	Definitive Proxy Statement
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☐	Soliciting Material under §240.14a-1

Staples, Inc.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
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STAPLES, INC.
500 Staples Drive
Framingham, Massachusetts 01702

Notice of Annual Meeting of Stockholders to be held
on June 7, 2011

        The Annual Meeting of Stockholders of Staples, Inc. will be held at the Four Seasons Hotel, 57 East 57th Street, New York, New York on June 7, 2011 at 8:00 a.m., local time, to consider and act upon the following matters:

  (1)
  To elect twelve members of the Board of Directors to hold office until the next Annual Meeting of Stockholders or until their respective successors have been elected or appointed.

  (2)
  To ratify the selection by the Audit Committee of Ernst & Young LLP as Staples' independent registered public accounting firm for the current fiscal year.

  (3)
  To hold an advisory vote on executive compensation.

  (4)
  To hold an advisory vote on the frequency of future executive compensation advisory votes.

  (5)
  To act on a shareholder proposal regarding the ability of shareholders to act by majority written consent.

  (6)
  To transact such other business as may properly come before the meeting or any adjournment or postponement thereof.

        Stockholders of record at the close of business on April 11, 2011 will be entitled to notice of and to vote at the meeting or any adjournment thereof.

By Order of the Board of Directors,

Kristin A. Campbell, Corporate Secretary
Framingham, Massachusetts April 25, 2011

IT IS IMPORTANT THAT YOUR SHARES BE REPRESENTED AT THE ANNUAL MEETING. THEREFORE, WHETHER OR NOT YOU EXPECT TO ATTEND THE ANNUAL MEETING, PLEASE SUBMIT YOUR PROXY (1) OVER THE INTERNET, (2) BY TELEPHONE OR (3) BY MAIL. FOR SPECIFIC INSTRUCTIONS, PLEASE REFER TO THE QUESTIONS AND ANSWERS BEGINNING ON THE FIRST PAGE OF THE PROXY STATEMENT AND THE INSTRUCTIONS ON THE PROXY CARD RELATING TO THE ANNUAL MEETING.

"STREET NAME" HOLDERS WHO PLAN TO ATTEND THE MEETING WILL NEED TO BRING A COPY OF A BROKERAGE STATEMENT REFLECTING THEIR STOCK OWNERSHIP IN STAPLES, INC. AS OF THE RECORD DATE.

STAPLES, INC.
500 Staples Drive
Framingham, Massachusetts 01702

PROXY STATEMENT
For the Annual Meeting of Stockholders on June 7, 2011

        This proxy statement is furnished in connection with the solicitation of proxies by the Board of Directors ("Board") of Staples, Inc. ("we," "Staples" or the "Company") for use at the Annual Meeting of Stockholders ("2011 Annual Meeting" or the "Annual Meeting") to be held on June 7, 2011 beginning at 8:00 a.m., local time, at the Four Seasons Hotel, 57 East 57th Street, New York, New York and at any adjournment or postponement of that meeting. On or about April 25, 2011, we are either mailing or providing notice and electronic delivery of these proxy materials together with an annual report, consisting of our Annual Report on Form 10-K for the fiscal year ended January 29, 2011 (the "2010 fiscal year") and other information required by the rules of the Securities and Exchange Commission.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS
For the Annual Meeting of Stockholders on June 7, 2011

        This proxy statement and our 2010 Annual Report are available for viewing, printing and downloading at www.proxyvote.com.

        You may request a copy of the materials relating to our annual meeting, including the proxy statement and form of proxy for our 2011 Annual Meeting and the 2010 Annual Report, at www.proxyvote.com, or by sending an email to our Investor Relations department at investor@staples.com or by calling (800) 468-7751.

 INFORMATION ABOUT THE ANNUAL MEETING AND VOTING

What is the purpose of the Annual Meeting?

        At our Annual Meeting, stockholders will act upon the matters outlined in the accompanying notice of meeting, including the election of directors, ratification of our independent registered public accounting firm, approval of an advisory vote on executive compensation, determination of the frequency of future executive compensation advisory votes and consideration of a shareholder proposal. Stockholders may also consider such other business as may properly come before the meeting.

Who is entitled to vote?

        Only stockholders of record at the close of business on the record date, April 11, 2011, are entitled to receive notice of the Annual Meeting and to vote their shares of our common stock at the meeting, or any postponement or adjournment of the meeting. Holders of shares of our common stock are entitled to one vote per share and all votes will be confidential.

Who can attend the meeting?

        All stockholders as of the record date, or their duly appointed proxies, may attend the meeting. Please note that if you hold your shares in "street name" (through a bank, broker or other nominee), you will need to bring a copy of a brokerage statement reflecting your stock ownership in Staples as of the record date to be allowed into the meeting. You may obtain directions to the location of our 2011 Annual Meeting by writing, emailing or calling our Investor Relations department at 500 Staples Drive, Framingham, Massachusetts 01702, email: investor@staples.com, or telephone: (800) 468-7751.

What constitutes a quorum?

        The presence at the meeting, in person or by proxy, of a majority of the shares of our common stock outstanding on the record date will constitute a quorum, permitting business to be conducted at the meeting. As of the record date, 716,076,457 shares of our common stock were outstanding and entitled to vote. Proxies that are received and marked as abstentions and broker non-votes (where a broker or nominee does not exercise discretionary authority to vote on a matter) will be included in the calculation of the number of shares considered to be represented at the meeting.

How do I vote?

        If you received a paper copy of these proxy materials, included with such copy is a proxy card or a voting instruction card from your bank, broker or other nominee for the Annual Meeting. If you received a notice of Internet availability of proxy materials, the notice will contain instructions on how to access and review the proxy materials online and how to obtain a paper or electronic copy of the materials, which will include the proxy statement, the 2010 Annual Report and a proxy card or voting instruction card, as well as instructions on how to vote either at our Annual Meeting, over the Internet, by telephone or by mail.

        If you complete, sign and return your proxy card, it will be voted as you direct. If no choice is specified on a signed proxy card, the persons named as proxies will vote "for" the election of all director nominees (and any substitute nominees selected by our Board if any present nominees should withdraw), "for" Proposals 2 and 3, "1 year" for Proposal 4, "against" Proposal 5 and in their discretion as to all other matters which may be properly presented at the Annual Meeting.

        If the shares you own are held in "street name" by a bank, broker or other nominee, that person, as the record holder of your shares, is required to vote your shares according to your instructions. Your bank, broker or other nominee will send you directions on how to vote those shares. Under applicable stock exchange rules, if you do not give instructions to your bank, broker or other nominee, it will still be able to vote your shares with respect to certain "discretionary" items, but will not be allowed to vote your shares with respect to certain "non-discretionary" items. In the case of "non-discretionary" items, the shares that do not receive voting instructions will be treated as "broker non-votes."

	Discretionary Items		Non-Discretionary Items

•	Proposal 2 — Ratification of Ernst & Young LLP as	•	Proposal 1 — Election of Directors
	our Independent Registered Public Accounting Firm	•	Proposal 3 — Advisory Vote on Executive Compensation
		•	Proposal 4 — Advisory Vote on the Frequency of Future Advisory Votes on Executive Compensation
		•	Proposal 5 — Shareholder proposal regarding the ability of shareholders to act by majority written consent.

        If you are a stockholder as of the record date and attend the meeting, you may personally deliver your completed proxy card or vote in person at the meeting.

Can I submit a proxy over the Internet or by telephone?

        If you are a registered stockholder (meaning you hold your stock in your own name), you may submit a proxy over the Internet by following the instructions at www.proxyvote.com or by telephone by calling (800) 690-6903. Proxy submissions over the Internet or by telephone are valid under Delaware law. If your shares are held in "street name," you will need to contact your bank, broker or other nominee to determine whether you will be able to submit a proxy over the Internet or by telephone.

Can I change my proxy after I return my proxy card?

        Yes. Any proxy may be revoked by a stockholder at any time before it is exercised at the Annual Meeting by delivering to our Corporate Secretary a written notice of revocation or a duly executed proxy bearing a later date, or by voting in person at the meeting.

What is the vote required to approve each matter?

        Election of Directors.    A nominee will be elected as a director at the Annual Meeting if the votes cast "for" such nominee exceed the votes cast "against" such nominee, as long as the only director nominees are those individuals set forth in this proxy statement.

        Independent Registered Public Accounting Firm.    The affirmative vote of the holders of shares of our common stock representing a majority of the votes cast on the matter is required for the ratification of the selection of Ernst & Young LLP as our independent registered public accounting firm for the current fiscal year. This proposal is non-binding.

        Advisory Vote on Executive Compensation.    The affirmative vote of the holders of shares of our common stock representing a majority of the votes cast on the matter is required for the approval of the advisory vote on executive compensation. This proposal is non-binding.

        Frequency of Future Advisory Votes on Executive Compensation.    The affirmative vote of the holders of shares of our common stock representing a majority of votes cast on one of the three frequency options under the advisory vote on the frequency of future executive advisory votes is required for the approval of the frequency. If none of the three frequency options receives a majority of the votes cast, we will consider the frequency option (one year, two years or three years) receiving the highest number of votes cast by stockholders to be the frequency that has been recommended by stockholders. However, because this proposal is non-binding, our Board may decide that it is in the best interest of our stockholders and of Staples to hold future executive compensation advisory votes more or less frequently.

        Shareholder Proposal.    The affirmative vote of the holders of shares of our common stock representing a majority of the votes cast on the matter is required for the approval of the non-binding shareholder proposal described in this proxy statement. Because the shareholder proposal presents a non-binding resolution, we will not be required to take the requested action if the proposal is approved; however, we will reevaluate our recommendation if such proposal is approved.

        A properly executed proxy marked "abstain" and any "broker non-vote" with respect to the election of a director, or any of the other matters listed above, will not be counted as votes cast on the election of the director or on such other matter, although they will be counted for purposes of determining whether there is a quorum.

Are there other matters to be voted on at the meeting?

        As of the date of this proxy statement, our Board does not know of any other matters which may come before the meeting, other than the matters described in this proxy statement. Should any other matter requiring a vote of our stockholders arise and be properly presented at the Annual Meeting, the proxy for the Annual Meeting confers upon the persons named in the proxy and designated to vote the shares discretionary authority to vote, or otherwise act, with respect to any such matter in accordance with their best judgment.

        Our Board encourages stockholders to attend the Annual Meeting. Whether or not you plan to attend, you are urged to submit your proxy. Prompt response will greatly facilitate arrangements for the meeting and your cooperation will be appreciated. Stockholders who attend the Annual Meeting may vote their stock personally even though they have sent in their proxies.

Solicitation

        All costs of soliciting proxies will be borne by Staples. We have engaged Broadridge Investor Communication Solutions to serve as the inspector of elections and to assist us with planning and organizational matters, along with certain ministerial services, in connection with the proxy solicitation process at a cost of approximately $5,000. In addition to solicitations by mail, our directors, officers and employees, without additional remuneration, may solicit proxies by telephone, electronic communication and personal interviews. Brokers, custodians and fiduciaries will be requested to forward proxy soliciting material to the owners of stock held in their names and we will reimburse them for their related out-of-pocket expenses.

        We may also choose to retain a proxy soliciting firm, but to date we have not done so for the voting related to the proposals in this proxy statement.

Shareholder Proposals

        Other than the stockholder proposal set forth in Item 5 of this proxy statement, we did not receive any other stockholder proposals or nominations for director candidates to be presented at our 2011 Annual Meeting. This proposal was received prior to December 28, 2010, the deadline for stockholders who wish to present proposals and want such proposals to be included in the proxy materials. In accordance with our by-laws, in order for a stockholder to present a proposal or nominate a director candidate for election at our 2011 Annual Meeting but not have such proposal included in the proxy materials, stockholders must provide us with advance written notice by March 9, 2011. If a stockholder gives us notice of a proposal or nomination after the March 9, 2011 deadline, the stockholder will not be permitted to present the proposal or nomination to the stockholders for a vote at the 2011 Annual Meeting.

        Stockholders who intend to present proposals at our 2012 Annual Meeting and want us to include such proposals in our proxy materials relating to that meeting should contact our Corporate Secretary. Such proposals must be received at our principal corporate offices at 500 Staples Drive, Framingham, Massachusetts 01702 not later than December 27, 2011 and must be in compliance with applicable laws and Rule 14a-8 under the Securities Exchange Act of 1934 in order to be considered for possible inclusion in the proxy statement and form of proxy for our 2012 Annual Meeting.

        If a stockholder wishes to present a proposal or nominate a director candidate for election at our 2012 Annual Meeting and the proposal or nomination is not intended to be included in our proxy statement for such meeting, the stockholder must give us advance notice and provide the information required by our by-laws, including but not limited to, information regarding the identity of the stockholder or beneficial owner, their holdings in Staples securities, agreements or compensation relating to such nomination or matter, and any derivatives or other arrangements to mitigate risk or change voting power. If a stockholder gives notice of such a proposal or nomination after the applicable deadline, the stockholder will not be permitted to present the proposal or nomination to the stockholders for a vote at the meeting. For our 2012 Annual Meeting, our Corporate Secretary generally must receive such a notice at 500 Staples Drive, Framingham, Massachusetts 01702 not later than 90 days and no earlier than 120 days prior to the first anniversary of our 2011 Annual Meeting. However, if the date of our 2012 Annual Meeting is more than 30 days before or more than 70 days after such anniversary date, notice by the stockholder must be received not earlier than 120 days prior to the 2012 Annual Meeting and not later than the later of (i) the 90th day prior to the 2012 Annual Meeting and (ii) the tenth day following the day on which public announcement of the date of the 2012 Annual Meeting is made or notice for the 2012 Annual Meeting was mailed, whichever occurs first.

Householding of Annual Meeting Materials

        Some banks, brokers and other nominee record holders may be participating in the practice of "householding" proxy statements, annual reports and notices of Internet availability of proxy materials. This means that only one copy of our proxy statement, annual report or notice of Internet availability of proxy materials may be sent to multiple stockholders in a household, which helps us reduce our printing costs and postage fees and helps the environment by using less paper. However, we will promptly deliver a separate copy of these documents to you if you write, email or call our Investor Relations department at 500 Staples Drive, Framingham, Massachusetts 01702, email: investor@staples.com, or telephone: (800) 468-7751. If you want to receive separate copies of the proxy statement, annual report or notice of Internet availability of proxy materials in the future, or if you are receiving multiple copies and would like to receive only one copy for your household, you should contact your bank, broker, or other nominee record holder, or you may contact us at the above address, email or phone number.

Electronic Delivery of Stockholder Communications

        If you received a hard copy of your Annual Meeting materials by mail, we encourage you to conserve natural resources, as well as help us reduce our printing and mailing costs, by signing up to receive or access your stockholder communications via e-mail. To sign up for electronic delivery or access, visit www.proxyvote.com. Your electronic delivery or access enrollment will be effective until you cancel it, which you may do at any time by following the procedures described at the web site listed above. If you have questions about electronic delivery or access, please write, email or call our Investor Relations department at 500 Staples Drive, Framingham, Massachusetts 01702, email: investor@staples.com, or telephone: (800) 468-7751.

Beneficial Ownership of Common Stock

        The following table sets forth the beneficial ownership of our common stock held as of April 8, 2011 by each person who is known by us based on schedule 13G filings to beneficially own more than 5% of the outstanding shares of our common stock, and as of April 11, 2011 by (1) each current director and nominee for director; (2) each of the named executive officers listed in the Summary Compensation Table included elsewhere in this proxy statement; and (3) by all current directors and executive officers as a group:

Name of beneficial owner	Number of Shares beneficially owned (1)		Number of shares acquirable within 60 days (2)	Percentage of common stock beneficially owned (3)
5% Stockholders (4)
Capital Research Global Investors (5) 333 South Hope Street Los Angeles, CA 90071	72,885,300		0	10.1%
Wellington Management Company, LLP (6) 280 Congress Street Boston, MA 02210	65,947,720		0	9.12%
Directors, Nominees for Director and Named Executive Officers
Basil L. Anderson	177,353	(7)	91,367	*
Arthur M. Blank	59,263		164,492	*
Mary Elizabeth Burton	57,357		200,492	*
Joseph G. Doody	336,660		516,145	*
Justin King	25,407		74,492	*
John J. Mahoney	369,782	(8)	1,383,724	*
Carol Meyrowitz	28,551		71,117	*
Michael A. Miles, Jr.	360,117		1,308,724	*
Rowland T. Moriarty	416,607	(9)	132,992	*
Robert C. Nakasone	293,331	(10)	200,838	*
Demos Parneros	361,267	(11)	768,644	*
Ronald L. Sargent	1,857,204	(12)	4,988,811	*
Elizabeth A. Smith	27,264		41,954	*
Robert E. Sulentic	52,235	(13)	74,492	*
Vijay Vishwanath	29,635		83,492	*
Paul F. Walsh	160,662	(14)	200,492	*
All current directors and executive officers as a group (18 persons)	4,747,076		10,538,847	2.10%

*
Less than 1%

(1)
Each person listed has sole investment and/or voting power with respect to the shares indicated, except as otherwise noted. The inclusion herein of any shares as beneficially owned does not constitute an admission of beneficial ownership. Amounts listed in this column do not reflect shares issuable upon the exercise of stock options available on April 11, 2011 or within 60 days thereafter.

(2)
Reflects shares issuable upon the exercise of stock options available on April 11, 2011 or within 60 days thereafter.

(3)
Number of shares deemed outstanding includes 716,076,457 shares of our common stock outstanding as of April 11, 2011 and any options for shares that are exercisable by such beneficial owner on April 11, 2011 or within 60 days thereafter.

(4)
Ownership percentages were obtained from schedule 13G filings and reflect the number of shares of common stock held as of December 31, 2010 or March 31, 2011.

(5)
As set forth in Amendment No. 1 to Schedule 13G, filed on April 8, 2011, Capital Research Global Investors had, as of March 31, 2011, sole dispositive power and sole voting power with respect to all of the shares.

(6)
As set forth in Amendment No. 3 to Schedule 13G, filed on February 14, 2011, Wellington Management Company LLP had, as of December 31, 2010, shared dispositive power with respect to all of the shares and shared voting power with respect to 27,725,781 shares.

(7)
Includes 12,000 shares owned by Mr. Anderson's wife.

(8)
Includes 33,848 shares owned by the John Mahoney 2008 Irrevocable Trust.

(9)
Includes 25,235 shares owned by Dr. Moriarty's children, of which Dr. Moriarty disclaims beneficial ownership.

(10)
Includes 200,781 shares owned by NAK Staples GRAT LLC and 69,395 shares owned by the Robert C. Nakasone Trust.

(11)
Includes 2,502 shares that may be distributed from a 401(k) plan account.

(12)
Includes 654,887 shares owned by Sargent Partners LLC, 43,577 shares owned by Sargent Family LLC, 15,793 shares owned by Ronald L. Sargent Grantor Retained Annuity Trust, 19,313 shares owned by Jill Sargent Irrevocable Trust, 19,313 shares owned by Ronald L. Sargent Irrevocable Trust and 41,684 shares owned by Ronald L. Sargent Revocable Trust. Includes 6,031 shares owned by Sargent Family Foundation of which Mr. Sargent disclaims beneficial ownership. Also includes 2,594 shares that may be distributed from a 401(k) plan account.

(13)
Includes 300 shares held by Mr. Sulentic's daughter.

(14)
Includes 247 shares held by Paul F. Walsh, IRA and 145,400 shares held by the Walsh Family Trust.

 PROPOSAL 1 — ELECTION OF DIRECTORS

        The members of our Board are elected for a term of office to expire at the next annual meeting (subject to the election and qualification of their successors or the earlier of their death, resignation or removal). In considering whether to recommend any particular candidate for inclusion in our Board's slate of recommended director nominees, the Nominating and Corporate Governance Committee applies the assessment criteria set forth in our Corporate Governance Guidelines. These criteria include diversity, age and skills such as understanding of the office products market, the retail industry, finance, accounting, marketing, technology, risk management, international business and other operational and business knowledge needed to oversee a global multi-channel business. The principal qualification of a director is the ability to act effectively on behalf of all of our stockholders. The Nominating and Corporate Governance Committee does not assign specific weights to particular criteria, and no particular criterion is a prerequisite for any prospective nominee. We believe that the specific skills, qualifications and experience of our directors, considered as a group, should provide a mix of knowledge and abilities that will allow our Board to fulfill its responsibilities.

        We believe each nominee in the slate presented below, through their own personal accomplishments and dedication to their profession and community, has demonstrated strong intellectual acumen, solid business judgment, strategic vision, integrity and diligence. The nominees are all current directors who consistently have demonstrated their strong work ethic and dedication to Staples, including coming prepared to meetings, asking insightful questions, focusing on long term business strategy, analyzing challenges, evaluating solutions and overseeing implementation. The slate of twelve nominees includes four nominees with over fifteen years of service on the Board, including two nominees who have served on the Board since our inception, as well as five directors who joined the Board within the last four years. We believe that the composition of the Board combines institutional knowledge and understanding of our business model, products and services and historical growth strategies balanced with an influx of new ideas and exposure to alternative approaches to business process, which promotes lively Board discussion and effective oversight and problem solving.

        Many of the nominees are either current or former chief executive officers, chairmen or vice chairmen of other large international corporations. As such, they have a deep understanding of, and extensive experience in, many areas that are critical to our operation and success. For the purposes of our analysis, we have determined that nominees who have served in these roles have extensive experience with financial statement preparation, compensation determinations, regulatory compliance (if their businesses are or were regulated), corporate governance, public affairs and legal matters. Set forth below is biographical information of each of the nominees, highlighting the particular experience, qualifications, attributes or skills of each nominee that supports the conclusion of the Nominating and Corporate Governance Committee that these individuals should serve as directors of Staples.

Served as a Director Since
Basil L. Anderson, age 66
Served as an independent director of Staples since 1997 until we asked him to become our Vice Chairman from September 2001 until his retirement in March 2006. Mr. Anderson is also a director of Hasbro, Inc., Becton, Dickinson and Company, and Moody's Corporation. He served as a director of CRA International, Inc. until January 2010. Among his many qualifications, Mr. Anderson has extensive executive experience in corporate finance gained in part from his position as Chief Financial Officer of Campbell Soup Company and, prior to that, Scott Paper Company. Mr. Anderson also brings to the Board valuable insight into oversight of financial reporting and the audit process based on his experiences serving on the audit committees of multiple boards. Mr. Anderson also has strategic planning expertise, as well as international business experience.	1997

Served as a Director Since
Arthur M. Blank, age 68
Owner and Chief Executive Officer of the Atlanta Falcons, a National Football League team, since February 2002. Mr. Blank is also Chairman, President and Chief Executive Officer of AMB Group, LLC, a business management company, since February 2001. In addition, in February 2010, Mr. Blank became majority owner of PGA Tour Superstore, a privately held retailer of golf and tennis products. Mr. Blank was a co-founder of The Home Depot, Inc., a home improvement retailer, and served as its President from 1978 to 1997, its President and Chief Executive Officer from 1997 to 2000, a director from 1978 to 2001, and Co-Chairman of the Board from 2000 until his retirement in May 2001. Among many qualifications, Mr. Blank is a successful entrepreneur with extensive operational knowledge of the retail industry. Mr. Blank also has wide-ranging experience in merchandising and customer service.	2001

Mary Elizabeth Burton, age 59
Served as Interim Chief Executive Officer of Zale Corporation, a specialty jewelry retailer, from January 2006 to July 2006 and as President and Chief Executive Officer from July 2006 to December 2007. Ms. Burton also has been the Chief Executive Officer of BB Capital, Inc., a retail advisory and management services company, since 1992. Ms. Burton serves as a director of United Natural Foods, Inc. since August 2010. Prior directorships include Sports Authority, Inc. from 1999 to 2006, Aeropostale, Inc. from 2000 to 2006, Rent-a-Center, Inc from 2002 to 2007 and Zale Corporation from 2003 to 2007. Among many qualifications, Ms. Burton brings to the Board extensive executive level experience within the retail industry, including insight into marketing, merchandising and operational management. Having also held positions as Interim CEO at both ToysRUs.com and iFlourish.com, Ms. Burton provides valuable ecommerce knowledge.	1993

Justin King, age 49
Chief Executive Officer of J Sainsbury plc, a food and non-food retailer, since March 2004, where he is also Chairman of the Operating Board. Prior to joining J Sainsbury plc, he was an Executive Director of Marks and Spencer Group plc from September 2002 to March 2004. Mr. King has significant retail experience having held a number of senior positions at ASDA/Wal-Mart in Trading, HR and Retail, as Managing Director of Häagen Dazs UK and having spent much of his early career with Mars Confectionery and Pepsi International. He also serves on the Prime Minister's Business Advisory Group since November 2010. Mr. King brings to the Board both strategic sales and marketing expertise, as well as an understanding of the complexities of operating international businesses.	2007

Served as a Director Since
Carol Meyrowitz, age 57
Chief Executive Officer of The TJX Companies, Inc., a retailer of apparel and home fashions, since 2007 and a director since 2006. Ms. Meyrowitz was President of TJX from October 2005 to January 2011. Prior to that, Ms. Meyrowitz was President of The Marmaxx Group, the largest division of TJX, from January 2001 to January 2005, and was employed in an advisory role for TJX from January 2005 to October 2005 and consulted for Berkshire Partners L.L.C., a private equity firm, from June 2005 to October 2005. Ms. Meyrowitz is also a director of The TJX Companies, Inc. and Amscan Holdings, Inc. Previous directorships include Yankee Candle Company from 2004 until 2007. Among many qualifications, Ms. Meyrowitz brings to the Board extensive experience in all aspects of retail operations and management, including real estate, ecommerce, supply chain and logistics, marketing and customer service.	2007

Rowland T. Moriarty, age 64
Chairman of the Board of CRA International, Inc., a worldwide economic and business consulting firm, since May 2002. He has been President and Chief Executive Officer of Cubex Corporation, a privately-held consulting company, since 1992. From 1981 to 1992, Dr. Moriarty was a professor of business administration at Harvard Business School where he taught, among other subjects, marketing. Dr. Moriarty is also a director of Wright Express Corporation and Virtusa Corporation. Until 2004, Dr. Moriarty served as a director of Trammel Crow Company, which contributed to his comprehensive understanding of real estate matters. Among many qualifications, Dr. Moriarty brings to the Board extensive international experience and has also developed extensive skills and expertise in corporate governance matters having chaired eight governance committees of various public and private boards.	1986

Robert C. Nakasone, age 63
Chief Executive Officer of NAK Enterprises, L.L.C., a family-owned investment and consulting company, since January 2000. Prior to that, Mr. Nakasone served as Chief Executive Officer of Toys "R" Us, Inc. from 1998 to 1999 and in other positions at that company from 1985 to 1998. While serving as Vice-Chairman, Worldwide Toy Stores and President and Chief Operating Officer, Mr. Nakasone led the company's international expansion into 27 countries throughout Europe, Asia and the Middle East. Mr. Nakasone is also a director of Hormel Foods Corporation. Previously, Mr. Nakasone served as a director of eFunds Corporation from 2003 until the sale of the company to Fidelity National Information Services in 2007. Among many qualifications, Mr. Nakasone brings to the Board extensive executive level public company experience, international business development expertise, as well as strategic planning and skills relating to compensation and corporate governance matters.	1986

Served as a Director Since
Ronald L. Sargent, age 55
Chief Executive Officer of Staples, Inc. since February 2002 and Chairman of the Board of Directors of Staples since March 2005. Prior to that, Mr. Sargent served in various positions at Staples since joining the company in 1989. Mr. Sargent is also a director of The Kroger Co. and Mattel, Inc., until May 2011. Previous directorships include Yankee Candle Company from 1999 to 2007 and Aramark Corp. from 2002 until 2007. At Staples, Mr. Sargent has led worldwide operations, retail superstores and the delivery business, and also brings to the Board much experience in supply chain management, merchandising and marketing initiatives. Mr. Sargent's experience with respect to human resources matters is also highly valued.	1999

Elizabeth A. Smith, age 47
Chief Executive Officer of OSI Restaurant Partners, LLC since November 2009. Previously, she served as Avon Products, Inc.'s President since September 2007, and, prior to that, served as Avon's Executive Vice President, President North America and Global Marketing from September 2005 to September 2007, as well as Avon's Executive Vice President and Brand President from January 2005 to September 2005. Prior to joining Avon, she was with Kraft Foods, Inc. as Group Vice President and President U.S. Beverages and Grocery Sectors from January 2004 to November 2004. Previous directorships include Carter's Inc. from 2004 to 2008. Among many qualifications, Ms. Smith brings to the Board deep experience in strategy, marketing and sales, as well as significant experience in corporate finance and financial reporting developed in her executive level roles where her responsibilities have included direct financial oversight of multinational companies with multiple business units. Ms. Smith also has experience in compensation matters, as well as wide-ranging operational management of all product-to-market processes.	2008

Robert E. Sulentic, age 54
President of CB Richard Ellis Group, Inc., a global commercial real estate services company, since March 2010, and the President of the company's Development Services business since December 2006. Mr. Sulentic previously served as Chief Financial Officer of CB Richard Ellis Group from March 2009 and Group President from July 2009, each until March 2010. Mr. Sulentic was a member of CB Richard Ellis Group's Board and Group President of Development Services, Asia Pacific and Europe, Middle East and Africa from December 2006 through March 2009. Mr. Sulentic was a director of Trammell Crow Company from December 1997 through December 2006, and served as its Chairman of the Board from May 2002 through December 2006. He was President and Chief Executive Officer of Trammell Crow Company from October 2000 through December 2006 and prior to that served as its Executive Vice President and Chief Financial Officer from September 1998 to October 2000. Among many qualifications, Mr. Sulentic has extensive executive level management experience and currently oversees all day to day operations of the public company's five business units. Mr. Sulentic also brings to the Board a significant financial background that qualifies him as an audit committee financial expert. His insight with respect to doing business globally is also highly valued.	2007

Served as a Director Since
Vijay Vishwanath, age 51
Partner at Bain & Company, a management consulting firm, since 1993. Mr. Vishwanath first joined Bain in 1986 and leads its consumer products practice. Prior to joining Bain, Mr. Vishwanath worked at Procter & Gamble. Mr. Vishwanath previously served as a director of Yankee Candle Company from 2005 to 2007. Among many qualifications, Mr. Vishwanath brings to the Board expertise in consumer products and brands, as well as marketing, gained in his position at Bain & Company counseling numerous Fortune 500 companies and, previously, at Procter & Gamble. In addition, Mr. Vishwanath has valuable experience in strategic planning and corporate governance.	2007

Paul F. Walsh, age 61
Served as Chairman and Chief Executive Officer of eFunds Corporation, a transaction processing and risk management company, from September 2002 until eFunds was acquired by Fidelity National Information Services in September 2007. Mr. Walsh also has been the owner and Chief Executive Officer of PFW Management, LLC, a consulting company, since February 2008. PFW Management, LLC does business as Calera FinTech Advisors and targets investments in the financial services and business services industry in concert with Calera Capital. Among many qualifications, Mr. Walsh brings to the Board extensive knowledge relating to risk oversight and management, compliance and regulatory matters. In addition, Mr. Walsh's executive level management brings valuable experience in process excellence, capital markets and corporate finance.	1990

        Unless contrary instructions are provided, the persons named as proxies will, upon receipt of a properly executed proxy, vote for the election of Basil L. Anderson, Arthur M. Blank, Mary Elizabeth Burton, Justin King, Carol Meyrowitz, Rowland T. Moriarty, Robert C. Nakasone, Ronald L. Sargent, Elizabeth A. Smith, Robert E. Sulentic, Vijay Vishwanath and Paul F. Walsh as directors for a term expiring at our 2012 Annual Meeting. Proxies cannot be voted for a greater number of persons than the number of nominees named. Each of the nominees is currently a member of our Board. All of the nominees have indicated their willingness to serve if elected, but if any should be unable or unwilling to stand for election, proxies may be voted for a substitute nominee designated by our Board.

        OUR BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE FOR THE ELECTION OF EACH OF THE NOMINEES AS DIRECTORS.

 CORPORATE GOVERNANCE

        We have a long history of being committed to following the best practices of corporate governance that are in the best interests of our business and all of our stockholders.

        You can learn more about our current corporate governance principles and review our Corporate Governance Guidelines, committee charters, Corporate Political Contributions Policy Statement, Code of Ethics and other significant policies at www.staples.com in the Corporate Governance section of the Investor Information portion of our web site. We comply with the corporate governance requirements imposed by the Sarbanes-Oxley Act, Securities and Exchange Commission and NASDAQ Stock Market. We will continue to modify our policies and practices to meet ongoing developments in this area. While we have discussed many features of our corporate governance principles in other sections of this proxy statement, some of the highlights are:

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  Annual Election of Directors.  Our directors are elected annually for a term of office to expire at the next Annual Meeting (subject to the election and qualification of their successors).

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  Majority Voting.  Under our by-laws, in uncontested elections, our directors are elected if the votes cast "for" the director's election exceed the votes cast "against" the director's election. If an incumbent director in an uncontested election does not receive the required number of votes "for" his or her election, our Corporate Governance Guidelines provide that such incumbent director must tender his or her resignation from our Board.

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  No Stockholder Rights Plan.  We do not currently have a stockholder rights plan in effect and are not considering adopting one. Our Board has adopted a stockholder rights plan policy under which we will adopt a stockholder rights plan only if the plan has been approved by stockholders either in advance or within 12 months of its adoption by our Board.

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  No Supermajority Provisions in our Certificate of Incorporation.  We have no supermajority voting requirements under our certificate of incorporation.

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  25% Threshold for Stockholders to Call Special Meetings.  Our by-laws provide that stockholders who own in the aggregate 25% or more of our outstanding stock may call special meetings.

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  Annual Review of Board Leadership Structure.  As described in more detail below, every year our Board evaluates its leadership structure and based on a recommendation from the Nominating and Corporate Governance Committee determines whether there should be an independent Chairperson of the Board or an independent Lead Director.

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  Strong Lead Director Role.  Among many other responsibilities, our independent Lead Director ensures that independent directors meet in executive sessions, coordinates the annual performance review of our Chief Executive Officer, and works with the Chairperson of the Board to establish the agenda for each Board meeting. Additional information about the responsibilities of our independent Lead Director can be found under the section of this proxy statement called "Board Leadership Structure".

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  Independent Board.  Our Board is comprised of all independent directors, except for our Chief Executive Officer.

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  Independent Board Committees.  All members of our Audit, Compensation, Finance and Nominating and Corporate Governance Committees are independent directors, and none of such members receives compensation from us other than for service on our Board of Directors or its committees.

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  Committee Authority to Retain Independent Advisors.  Each of the Audit, Compensation, Finance and Nominating and Corporate Governance Committees has the authority to retain independent advisors, with all fees and expenses to be paid by Staples.

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  Audit Committee Policies and Procedures.  Under its charter, the Audit Committee's prior approval is required for all audit services and non-audit services (other than de minimis non-audit services as defined by the Sarbanes-Oxley Act) to be provided by our independent registered public accounting firm. In conjunction with the Audit Committee, we have adopted policies prohibiting (1) executive officers from retaining our independent registered public accounting firm to provide personal accounting or tax services and (2) Staples, without first obtaining the Audit Committee's approval, from filling an officer level position in the finance department with a person who was previously employed by our independent registered public accounting firm.

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  Audit Committee Financial Expert.  Our Board has determined that Mr. Sulentic is an audit committee financial expert under the rules of the Securities and Exchange Commission and is independent as defined by NASDAQ listing standards.

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  Independent Compensation Committee Consultant.  Under the Compensation Committee's charter, we are prohibited from engaging any independent compensation advisor hired by the Compensation Committee.

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  Corporate Governance Outreach Program.  In late 2010, we conducted our annual corporate governance outreach program, where we had in-person and telephonic meetings with a variety of large and small shareholders to understand what corporate governance issues were most important to them. We also met with proxy advisory groups and proxy solicitors to understand how we compared to other companies in terms of corporate governance. This outreach program was very beneficial to our understanding of the issues that were important to our shareholders and also showed us the divergent opinions among our stockholders.

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  Recoupment Policy.  We have a recoupment policy whereby we provide for forfeiture and recovery of undeserved cash, equity and severance compensation from an employee that engages in harmful or unethical behavior such as intentional deceitful acts resulting in improper personal benefit or injury to the company, fraud or willful misconduct that significantly contributes to a material financial restatement, violation of our Code of Ethics or breach of employee agreements.

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  Stock Ownership Guidelines.  Our stock ownership guidelines require our non-employee directors to own a minimum level of equity in Staples worth at least five times the annual Board cash retainer (currently $75,000), or $375,000. These guidelines also require minimum equity ownership levels for the named executive officers listed in this proxy statement, including our Chief Executive Officer, who must own equity in Staples worth at least five times his annual salary.

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  Political Contributions.  Our Corporate Political Contributions Policy Statement sets forth basic principles that, together with our Code of Ethics and other policies and procedures, guide our approach to corporate political contributions. As indicated in the policy statement, we make available on our website an annual report of monetary political contributions from corporate funds.

Director Independence

        Our Board of Directors, in consultation with our Nominating and Corporate Governance Committee, determines which of our directors are independent. Our Corporate Governance Guidelines provide that directors are "independent" if they (1) meet the definition of "independent director" under the NASDAQ listing standards (subject to any further qualifications required of specific committee members under the NASDAQ listing standards) and (2) in our Board's judgment, do not have a relationship with Staples that would interfere with the exercise of independent judgment in carrying out the responsibilities of a director. Our Nominating and Corporate Governance Committee reviews the standards for independence set forth in our Corporate Governance Guidelines periodically and recommends changes as appropriate for consideration and approval by our Board.

        In accordance with our Corporate Governance Guidelines, our Board has determined that all of our directors are independent except Mr. Sargent, who is employed as our Chief Executive Officer. In determining which of our directors are currently independent, our Board considered all the available relevant facts and circumstances, including the following:

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  Neither we nor any of our subsidiaries has employed or otherwise compensated the independent directors other than for service on our Board and its committees during the past three years.

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  We have not employed or otherwise compensated any family members (within the meaning of the NASDAQ listing standards) of the independent directors during the past three years.

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  None of the independent directors or their family members is a partner of our independent registered public accounting firm or was a partner or employee of such firm who worked on our audit during the past three years.

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  None of our executive officers is on the compensation committee of the board of directors of a company that has employed any of the independent directors or their family members during the past three years.

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  No family relationships exist between any of our directors, nominees for director or executive officers.

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  During the past three years, none of our directors has had a material direct or indirect business relationship with us or a "related party transaction" as described below.

Certain Related Business Transactions and Other Disclosures

        Our written Code of Ethics sets forth the general principle that our directors, executive officers and other associates should avoid any situation that could be perceived as a conflict of interest, regardless of the dollar amount involved. This principle is also reflected in our written Corporate Governance Guidelines ("Guidelines") and the written materials that we use to educate associates about conflict of interest guidelines. For example, under the Guidelines, if an actual or potential conflict of interest develops for any reason, including, without limitation, because of a change in business operations of the Company or because of a director's circumstances, the director should immediately report the matter to our General Counsel, who should then report the matter to the Nominating and Corporate Governance Committee ("Committee") for review and determination. In the event there is a significant conflict, the director must resign or the conflict must be resolved. Additionally, under the Guidelines, any director who wishes to join the board of directors of another company must provide written notice to the chairperson of the Committee. The chairperson of the Committee, after consultation with our General Counsel, will then respond to the director with a resolution. We also ask each of our executive officers and directors to fill out questionnaires every year to help enable us to identify if a potential conflict of interest exists. Our Code of Ethics, Guidelines and the charters for all the committees of our Board are available at www.staples.com in the Corporate Governance section of the Investor Information webpage.

        There may be times when a commercial relationship involving our directors, executive officers or their family members is beneficial to us and is not likely to raise material conflict of interest issues. Our Code of Ethics provides the following guidelines for certain types of commercial relationships:

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  Executive officers cannot serve as a director for one of our customers or suppliers unless (1) the supplier's or customer's annual business with Staples is less than 5% of such company's annual revenues, (2) the executive officer agrees not to participate or influence, directly or indirectly, any matter affecting the business relationship or transactions between Staples and the supplier or customer, and (3) the executive officer obtains written approval from our Chief Executive Officer ("CEO") or, if the executive officer is the CEO, the written approval from the Committee.

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  Executive officers and directors must not make or hold financial investments in a company that is one of our suppliers or customers unless (1) the annual sales to or purchases from us are less than 5% of such company's annual revenues or (2) if such person's ownership interest is both passive and insignificant and (3) for a private company, such person obtains the written approval from our CEO or, if a board member, the written approval from the Committee.

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  Executive officers and directors must not make or hold financial investments in a company that is one of our competitors unless the investment in publicly held competitors is insignificant (less than 1% of the company's stock).

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  Non-employee directors may work or consult for or serve on the board of a company that is one of our suppliers or customers if (1) such company's annual sales to or purchases from us are less than 5% of such company's annual revenues, (2) the director discloses the position to our General Counsel and the Committee and (3) the director agrees not to participate or influence, directly or indirectly, any matter affecting the business relationship or transactions between Staples and such company.

        For fiscal year 2010, there were no exceptions to our Code of Ethics for our directors or executive officers.

        Pursuant to the written charter of the Committee, the Committee is responsible for reviewing, approving or ratifying any "related party transactions." These are transactions which exceed $120,000 and in which (i) Staples and any of our directors, director nominees, executive officers, 5% shareholders and their immediate family members are participants, and (ii) such participants had or will have a direct or indirect material interest. In the course of reviewing potential related party transactions, the Committee considers the nature of the related person's interest in the transaction, if any; the presence of standard prices, rates, or terms consistent with arms-length dealings with unrelated third parties; the materiality of the transaction to each party; the reasons for entering into the transaction; the potential effect of the transaction on the status of a independent director; and any other factors the Committee may deem relevant. If a transaction is deemed to be a related party transaction, the procedures for approval or ratification of such transaction for Staples, our directors, executive officers and 5% shareholders are the same as those listed above for actual or potential conflicts of interests involving directors under the Guidelines.

        For fiscal year 2010, although we did not have any "related party transactions," we did provide office supply products or related services, such as copying, branding of promotional products or technology services, to companies or organizations affiliated with our directors and our executive officers. Below is a list of companies for which we received greater than $120,000 in fiscal year 2010 for providing our supplies or services.

AMB Realty	CB Richard Ellis Group	OSI Restaurant Partners, LLC
Bain & Company	Hormel Foods Corporation	TJX Companies, Inc.
Casella Waste Systems	Kroger Company

        The amounts received by us in 2010 for the sale of office supplies and related services to these companies range from approximately $120,000 to approximately $10.5 million and the median amount received from such sales was approximately $354,689. In each case, the amount was immaterial to the company purchasing the goods and services, as well as immaterial to Staples. The largest amount of approximately $10.5 million represents 0.04% of our revenues based on sales for fiscal year ended January 29, 2011 of approximately $25 billion.

        In addition, in 2010 we also leased a facility from CB Richard Ellis and paid for leasehold improvements for approximately $750,000. We also paid approximately $365,000 for employee background check services from a privately held company for which one of our directors serves as the Chairman of such company's board of directors and approximately $1.2 million to Wright Express Corporation for fleet services.

        In all instances, whether we provided the products/services, received the services or leased a facility, no director or executive officer of the affiliated company participated in the negotiation of the transaction and the products, services or lease were provided on arm's length terms and conditions and in the ordinary course of business. No director or executive officer had a direct or indirect material interest in the transaction. The Committee determined that none of these transactions were "related party transactions" and that such transactions would not interfere with the exercise of independent judgment in carrying out the responsibilities of a director.

        Paul F. Walsh was the Chief Executive Officer of Clareon Corporation, a privately held electronic payments provider, from March 2000 to September 2002. In October 2002, to facilitate its acquisition by Fleet Boston Corp., Clareon Corporation filed for Chapter 11 bankruptcy protection.

Board Leadership Structure

        Our Board of Directors determines its leadership structure on an annual basis based on a recommendation of the Committee. The Board believes that it should not have a predetermined policy as to whether the Board should be led by an independent Chairperson or independent Lead Director, but rather it is best for the Board to evaluate the structure and determine what is best for Staples based on a number of factors such as the size of the Board, the number of independent directors, the established process for and record of Board and management interaction, the qualifications and skills of the individual directors considered for the roles and company performance. For this year, the Board determined that it was appropriate that Ronald Sargent, our Chief Executive Officer, should remain as Chairperson of the Board and that Arthur Blank should continue in his role as independent Lead Director. The Board believes that its current leadership structure assures the appropriate level of management oversight and independence. The Board felt that Mr. Sargent's knowledge of Staples and the office products industry uniquely positioned him to lead the Board particularly as it focuses on strategic issues and risks facing the company. Mr. Blank's leadership in fulfilling his role as independent Lead Director counterbalances any potential conflict of interest arising from having our Chief Executive Officer serve as the Board's Chairperson.

        Our Lead Director has the following responsibilities:

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  Assure that meetings with the independent directors are held in executive sessions typically, as was the case this year, after every Board meeting, but in all circumstances at least twice a year;

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  Facilitate communications and serve as a liaison between independent directors and the Chairperson of the Board;

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  Coordinate the annual performance review of our Chief Executive Officer;

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  Work with the Chairperson of the Board in the preparation of the agenda for each board meeting and approve such agenda;

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  Call, if needed, meetings of independent directors;

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  Preside at all meetings of the Board where the Chairperson is not present, including executive sessions of the independent directors;

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  Represent the independent directors if a meeting is held with a major stockholder; and

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  Otherwise consult with the Chairperson of the Board on matters relating to corporate governance and Board performance.

Meetings and Committees of our Board

        Our Board of Directors held a total of four meetings during our 2010 fiscal year. The number of meetings held by each of the committees of our Board during our 2010 fiscal year is set forth below under the description of each committee. During our 2010 fiscal year, each incumbent director attended at least 75% of the combined Board meetings held while such person was a director and committee meetings held while such person was a member of such committee. Our Corporate Governance Guidelines provide that directors are encouraged to attend the Annual Meeting, and all of our directors attended our 2010 Annual Meeting.

        Our Board has five standing committees: the Audit Committee, the Compensation Committee, the Nominating and Corporate Governance Committee, the Finance Committee and the Executive Committee. The chair of each committee, as a matter of regular practice and to the extent possible, reviews committee meeting materials with management in advance of each Board committee meeting. Each of our standing Board committees operates under a written charter adopted by our Board, a copy of which is available at www.staples.com in the Corporate Governance section of the Investor Information webpage.

        Committee membership as of April 11, 2011 was as follows:

Audit Committee Robert Sulentic, Chairperson Justin King Elizabeth A. Smith	Compensation Committee Carol Meyrowitz, Chairperson Mary Elizabeth Burton Robert C. Nakasone Paul F. Walsh
Nominating and Corporate Governance Committee Vijay Vishwanath, Chairperson Arthur M. Blank Rowland T. Moriarty	Finance Committee Rowland T. Moriarty, Chairperson Basil L. Anderson Paul F. Walsh
Executive Committee Ronald L. Sargent, Chairperson Arthur M. Blank Rowland T. Moriarty Robert C. Nakasone

Audit Committee

        The Audit Committee assists our Board in overseeing our compliance with legal and regulatory requirements, the integrity of our financial statements, our independent registered public accounting firm's qualifications and independence, and the performance of our internal audit function and our independent registered public accounting firm through receipt and consideration of certain reports from our independent registered public accounting firm. In addition, the Audit Committee discusses our risk management policies and reviews and discusses with management and the independent registered public accounting firm our annual and quarterly financial statements and related disclosures. The Audit Committee is directly responsible for appointing, compensating, evaluating and, when necessary, terminating our independent registered public accounting firm, and our independent registered public accounting firm reports directly to the Audit Committee. The Audit Committee also prepares the Audit Committee Report required under the rules of the Securities and Exchange Commission, which is included elsewhere in this proxy statement. The Audit Committee has established escalation and oversight procedures for the treatment of complaints regarding accounting, internal accounting controls or auditing matters, including procedures for confidential and anonymous submission by our associates of concerns regarding questionable accounting, internal accounting controls or auditing matters. The Audit Committee meets independently with our independent registered public accounting firm, management and our internal auditors. The members of the Audit Committee are independent directors, as defined by its charter and the rules of the Securities and Exchange Commission and NASDAQ Stock Market. The Audit Committee met five times in person and three times by telephone during our 2010 fiscal year. Our Board has determined that Mr. Sulentic is an audit committee financial expert under the rules of the Securities and Exchange Commission and is independent as defined by NASDAQ listing standards.

Compensation Committee

        The Compensation Committee's responsibilities include setting the compensation levels of executive officers, including our Chief Executive Officer, reviewing, approving and providing recommendations to our Board regarding compensation programs, administering our equity incentive, stock purchase and other employee benefit plans and authorizing awards under our equity incentive plans. The Committee may delegate its authority to management as it deems appropriate and may also delegate its authority relating to ministerial matters. The members of the Compensation Committee are independent directors, as defined by its charter and the rules of the NASDAQ Stock Market. The Compensation Committee met four times in person and one time by telephone during our 2010 fiscal year. For more information about the responsibilities of our Compensation Committee, see the "Compensation Discussion and Analysis" section of this proxy statement.

Nominating and Corporate Governance Committee

        The Nominating and Corporate Governance Committee's responsibilities include providing recommendations to our Board regarding nominees for director, membership on our Board committees, and succession matters for our Chief Executive Officer. An additional function of the Nominating and Corporate Governance Committee is to develop and recommend to our Board our Corporate Governance Guidelines and to assist our Board in complying with them. The Nominating and Corporate Governance Committee also oversees the evaluation of our Board and our Chief Executive Officer, reviews and resolves conflict of interest situations, reviews and approves related party transactions and interprets and enforces our Code of Ethics. The Nominating and Corporate Governance Committee also oversees our political contributions and recommends to our Board any proposed revisions to our Corporate Political Contributions Policy Statement. The members of the Nominating and Corporate Governance Committee are independent directors, as defined by its charter and the rules of the NASDAQ Stock Market. The Nominating and Corporate Governance Committee met four times in person during our 2010 fiscal year.

Finance Committee

        The Finance Committee's responsibilities include being available, as needed, to evaluate and consult with and advise our management and our Board with respect to capital structure and capital policies, events and actions that could impact capital structure, payment of dividends, share repurchases, borrowing practices, debt or equity financings, credit arrangements, investments, mergers, acquisitions, joint ventures, divestitures and other similar transactions. The Finance Committee met one time in person and one time by telephone during our 2010 fiscal year.

Executive Committee

        The Executive Committee is authorized, with certain exceptions, to exercise all of the powers of our Board in the management and affairs of Staples. It is intended that the Executive Committee will take action only when reasonably necessary to expedite our interests between regularly scheduled Board meetings. A quorum can only be established by the presence of both a majority of the members of the Executive Committee and two non-management members of the Executive Committee. The Executive Committee did not meet during our 2010 fiscal year.

Risk Oversight by the Board of Directors

        The Board of Directors is ultimately responsible for reviewing and approving our risk management strategy, framework and key risk parameters. Approval and establishment of our risk management framework and significant policies resides with the Audit Committee under powers delegated by the Board. Our most senior executive officers are responsible for collaborating with the Audit Committee to provide oversight to the risk management process, and prioritize and validate key risks. Management, through its Enterprise Risk Committee, is then responsible for implementing the Board and Board committee approved risk management strategy and for developing policies, controls, processes and procedures to identify and manage risks. Our Vice President of Internal Audit on behalf of the Enterprise Risk Committee periodically reports to the Audit Committee on the effectiveness of its management of material business risks.

        The Audit Committee administers its risk oversight role through the Board committee structure as well. Each Board committee is responsible for monitoring and reporting on the material risks associated with its respective subject matter areas. The Audit Committee is responsible for oversight of our accounting and financial reporting processes and the integrity of our financial statements, the Compensation Committee is responsible for the oversight of risks associated with our compensation practices, the Finance Committee is responsible for risks related to capital policies and practices and financial transactions and the Nominating and Corporate Governance Committee is responsible for corporate governance risks, including director independence and related party transactions. In terms of overseeing the broader enterprise risk management ("ERM") program, the Audit Committee is responsible for ensuring all risk areas are being monitored by senior management, reported to the Board or appropriate Board committee and being addressed as needed. Additionally, the Board collectively reviews and is responsible for risks associated with our strategic plans.

        In 2010, management presented to the Audit Committee the results of its enterprise wide review of the major financial, operational and legal risks facing the company. In doing so, management reviewed its ERM methodologies for identifying and prioritizing financial, operational and legal risks and discussed the top level risks and related risk management. During 2010, management also regularly updated the Audit Committee on ERM matters. The ERM review and related discussions with the Audit Committee were headed by our internal audit department. We will continue this review and report findings to the Audit Committee on an ongoing basis in the future, with management presenting a comprehensive ERM update at least twice a year.

        Independent of the ERM process, the Audit Committee is briefed regularly by our Vice President of Internal Audit and our Vice President of Global Business Conduct & Ethics. The Audit Committee uses the results of its discussions with our Vice President of Internal Audit to approve the proposed audit schedule for the internal audit group. Our internal audit group identifies, assesses and assists management in addressing and managing risks by using the Integrated Framework by the Committee of Sponsoring Organizations of the Treadway Commission, also known as COSO framework. Our Vice President of Global Business Conduct & Ethics provides quarterly reports to the Audit Committee on compliance matters.

        In December 2010, management provided to the Compensation Committee a summary of an assessment of multiple overall compensation program risks as they related to existing and proposed compensation programs. Among the risks discussed were pay mix, performance metrics, performance goals and payout curves, payment timing and adjustments, overall mix of equity incentives and stock ownership guidelines and trading policies. The Compensation Committee also discussed the many factors that serve to mitigate the various risks and excessive risk taking such as a balanced mix of cash and equity incentives, the mix and quality of performance metrics in our annual cash incentive program, executive officers being subject to share ownership guidelines, and an aggressive recoupment policy that applies to all employees. Based on the information and related discussion, recognizing all compensation programs are inherently risk laden, the Compensation Committee determined that our compensation programs will not have a material adverse affect on Staples. In addition, in connection with changes to our compensation program, the Compensation Committee regularly examines the risks and methods to mitigate such risks.

Diversity

        Diversity has always been very important to us. It comprises one of the four pillars of what we call Staples' Soul. We strive to offer an inclusive business environment that offers diversity of people, thought, experience, and suppliers. This also holds true for our Board of Directors. Although we have no formal separate written policy, pursuant to our Corporate Governance Guidelines, the Board annually reviews the appropriate skills and characteristics of the Board members in light of the current composition of the Board, and diversity is one of the factors used in this assessment. Additionally, the Board is provided with an annual report on diversity initiatives and Staples' approach and progress on such initiatives.

Director Candidates

        The process followed by the Nominating and Corporate Governance Committee to identify and evaluate director candidates includes requests to Board members and others for recommendations, engaging a professional recruiting firm to help identify and recruit potential candidates, meetings from time to time to evaluate biographical information and background material relating to potential candidates and interviews of selected candidates by members of the Nominating and Corporate Governance Committee and our Board.

        Stockholders may recommend an individual to the Nominating and Corporate Governance Committee for consideration as a potential director candidate by submitting the following information: (1) the candidate's name; (2) appropriate biographical information and background materials regarding the candidate; and (3) a statement as to whether the stockholder or group of stockholders making the recommendation has beneficially owned more than 5% of our common stock for at least a year as of the date such recommendation is made. Such information should be submitted to the Nominating and Corporate Governance Committee, c/o Corporate Secretary, Staples, Inc., 500 Staples Drive, Framingham, Massachusetts 01702. Assuming that appropriate biographical and background material has been provided on a timely basis, the Nominating and Corporate Governance Committee will evaluate stockholder recommended candidates by following substantially the same process, and applying substantially the same criteria, as it follows for candidates submitted by others.

        Stockholders also have the right under our by-laws to directly nominate director candidates, without any action or recommendation on the part of the Nominating and Corporate Governance Committee or our Board, by following the relevant procedures summarized in this proxy statement under the caption "Shareholder Proposals."

Communicating with our Board

        Our Board will give appropriate attention to written communications that are submitted by stockholders, and will respond if and as appropriate. Absent unusual circumstances or as contemplated by the committee charters, the Chairperson of the Board (if an independent director), or the Lead Director (if one is appointed), or otherwise the Chairperson of the Nominating and Corporate Governance Committee, with the advice and assistance of our General Counsel, is primarily responsible for monitoring communications from stockholders and other interested parties and for providing copies or summaries of such communications to the other directors as he or she considers appropriate.

        Under procedures approved by our independent directors and subject to the advice and assistance from our General Counsel, communications are forwarded to the Chairperson of the Board (if an independent director), the Lead Director (if one is appointed), or otherwise the Chairperson of the Nominating and Corporate Governance Committee, who monitor communications from stockholders and other interested parties. Copies or summaries of such communications are provided to all directors, if such persons consider it important and appropriate for all directors to know. In general, communications relating to corporate governance and corporate strategy are more likely to be forwarded than communications relating to ordinary business affairs, personal grievances and matters as to which we tend to receive repetitive or duplicative communications. In addition, as provided by our Corporate Governance Guidelines, if a meeting is held between a major stockholder (including institutional investors) and a representative of the independent directors, the Lead Director will serve, subject to availability, as such representative of the independent directors.

        Stockholders who wish to send communications on any topic to our Board should address such communications to The Board of Directors, c/o Corporate Secretary, Staples, Inc., 500 Staples Drive, Framingham, Massachusetts 01702.

 DIRECTOR COMPENSATION

        The Compensation Committee is responsible for reviewing and making recommendations to our Board with respect to the compensation paid to our non-employee directors ("Outside Directors"). Our Outside Directors are predominantly compensated through equity awards, reflecting the Compensation Committee's philosophy that director pay should be aligned with the interests of our stockholders. In addition, the Outside Directors receive a cash retainer. There were no changes to the amount of compensation received by our Outside Directors in fiscal year 2010 from fiscal year 2009.

        It is the Compensation Committee's goal to maintain a level of Outside Director compensation above the median of companies both within our peer group as well as similarly-sized companies in general industry. The Compensation Committee annually reviews an extensive analysis of marketplace practices for outside director pay conducted by management and reviewed by the Compensation Committee's independent advisor. Consistent with changes to our equity program for associates, the Outside Director compensation program also reflects a value-based approach to equity grants in which the amount of the awards made to Outside Directors is based on a fixed value rather than a fixed number of shares.

        During fiscal year 2010, on the second business day following the first regularly scheduled Board meeting, each of our Outside Directors received an annual grant of (1) stock options with a value of $112,500 that vest after one year, the underlying shares of which may be sold upon vesting, and (2) shares of restricted stock with a value of $112,500 that vest after one year and may be sold only upon leaving our Board. In addition, on the same day the annual grant was awarded, (a) the Lead Director was granted restricted stock units with a value of $40,000, (b) each chairperson of the Audit Committee, Compensation Committee and Nominating and Corporate Governance Committee was granted restricted stock units with a value of $32,000 and (c) the chairperson of the Finance Committee was granted restricted stock units with a value of $8,000. In each case, the restricted stock units vest on the date of each of the four regularly scheduled quarterly Board meetings that such Lead Director or chairperson holds such position and are paid in shares on the one year anniversary of the award. The shares issued in connection with these restricted stock units may be sold only upon leaving the Board. The number of shares of restricted stock or restricted stock units to be granted is determined by dividing the fixed value by the closing price of our common stock on the date of grant. The number of stock options is determined by dividing the fixed value by the binomial value used by Staples for financial reporting purposes and then dividing that number by the closing price of our common stock on the date of grant. Stock options have an exercise price equal to the fair market value of the closing price of our common stock as reported on the Nasdaq Global Select Market on the date of grant. Upon a change-in-control of Staples or upon a director leaving our Board after reaching the age of 72, all of such director's outstanding unvested stock options and restricted stock would fully vest and the restricted stock units would fully vest and be paid out.

        Each Outside Director also received a quarterly cash payment of $18,750 and is reimbursed for reasonable expenses incurred in attending meetings of our Board. The chairperson of the Audit Committee received an additional quarterly cash payment of $3,750.

        In March 2011, our Board elected to reduce the amount of its total compensation by $50,000 by eliminating the annual grant of stock options valued at $112,500 and increasing the value of the annual grant of shares of restricted stock from $112,500 to $175,000. The shares of restricted stock for the annual grant vest after one year and may be sold upon vesting. The Board also increased the stock ownership guideline from four to five times the annual Board cash retainer. All Outside Directors are subject to the stock ownership guideline and have five (5) years after joining the Board to meet such ownership guideline.

        The table below sets forth certain information concerning our 2010 fiscal year compensation of our Outside Directors.

DIRECTOR COMPENSATION FOR 2010 FISCAL YEAR

Name*	Fees earned or paid in cash ($)	Stock Awards ($) (1)(2)		Option Awards ($) (1)(3)	All Other Compensation ($) (4)	Total ($)
Basil L. Anderson	75,000	112,507		112,504	324	300,335
Arthur M. Blank	75,000	152,516		112,504	527	340,547
Mary Elizabeth Burton	75,000	112,507		112,504	324	300,335
Justin King	75,000	112,507		112,504	378	300,389
Carol Meyrowitz	75,000	120,524		112,504	162	308,190
Rowland T. Moriarty	75,000	120,513		112,504	648	308,665
Robert C. Nakasone	75,000	144,509	(5)	112,504	648	332,661
Elizabeth A. Smith	75,000	112,507		112,504	2,165	302,176
Robert E. Sulentic	90,000	144,509		112,504	324	347,337
Vijay Vishwanath	75,000	144,509		112,504	378	332,391
Paul F. Walsh	75,000	112,507		112,504	405	300,416

*
Excludes Mr. Sargent, our Chief Executive Officer, who does not receive compensation for his services as director and whose compensation as a named executive officer is reported in the Summary Compensation Table included in this proxy statement.

(1)
The amounts shown in the Stock Awards and Option Awards columns represent the aggregate grant date fair value of awards computed in accordance with Financial Accounting Standards Board ("FASB") Accounting Standards Codification ("ASC") Topic 718 for awards granted during our 2010 fiscal year, not the actual amounts paid to or realized by our Outside Directors during our 2010 fiscal year.

(2)
The aggregate fair value of these awards is based on the market price of our common stock on the date of grant. Fractional shares are rounded up to the nearest whole share. Awards made during 2010 represent:

  •
  Annual grant of shares of restricted stock to each director with a grant date fair value of $112,500;

  •
  for Mr. Blank, our Lead Director for fiscal year 2010, restricted stock units with a grant date fair value of $40,000;

  •
  for Messrs. Sulentic and Vishwanath, chair of our Audit Committee and chair of our Nominating and Corporate Governance Committee, respectively, for fiscal year 2010, restricted stock units with a grant date fair value of $32,000 each;

  •
  for Mr. Moriarty, chair of our Finance Committee for fiscal year 2010, restricted stock units with a grant date fair value of $8,000;

  •
  for Mr. Nakasone, chair of our Compensation Committee for three quarters of fiscal year 2010, restricted stock units with a grant date fair value of $32,000; and

  •
  for Ms. Meyrowitz, chair of our Compensation Committee for a quarter of fiscal year 2010, restricted stock units with a grant date fair value of $8,000.

(3)
The fair value of each stock option award is estimated as of the date of grant using a binomial valuation method. Fractional shares are rounded up to the nearest whole share. Awards made during 2010 represent stock options each with a grant date fair value of $112,500. Additional information regarding the assumptions used to estimate the fair value of all stock option awards is included in Note J in the Notes to the Consolidated Financial Statements contained in our Annual Report on Form 10-K for our 2010 fiscal year.

(4)
Reflects payments of dividend equivalents on restricted stock. Beginning with awards granted after January 2009, dividend equivalents are not paid on unvested restricted stock.

(5)
Mr. Nakasone served as chairperson for only three quarters of fiscal year 2010 and, accordingly, one quarter of the award, equal to 346 restricted stock units ($8,000 grant date fair value), did not vest and was not paid out.

        The table below supplements the Director Compensation table above by providing (1) the number of restricted shares, restricted stock units and stock options awarded to our directors during our 2010 fiscal year and (2) the total number of stock options, unvested restricted shares and outstanding restricted stock units held by our directors as of January 29, 2011, the end of our 2010 fiscal year.

OUTSTANDING DIRECTOR AWARDS

Name	Grant Date	Award Type	Number of Shares Awarded in FY 2010		Total Options. Unvested Restricted Shares and Restricted Stock Units as of 2010 FYE (1)(2)(3)(4)
Basil L. Anderson	3/11/2010	RS	4,862		4,862
	3/11/2010	OP	16,067		94,742
Arthur M. Blank	3/11/2010	RS	4,862		4,862
	3/11/2010	RSU	1,729		1,729
	3/11/2010	OP	16,067		167,867
Mary Elizabeth Burton	3/11/2010	RS	4,862		4,862
	3/11/2010	OP	16,067		226,367
Justin King	3/11/2010	RS	4,862		4,862
	3/11/2010	OP	16,067		82,367
Carol Meyrowitz	3/11/2010	RS	4,862		4,862
	12/9/2010	RSU	361		361
	3/11/2010	OP	16,067		77,867
Rowland T. Moriarty	3/11/2010	RS	4,862		4,862
	3/11/2010	RSU	346		346
	3/11/2010	OP	16,067		136,367
Robert C. Nakasone	3/11/2010	RS	4,862		4,862
	3/11/2010	RSU	1,383	(5)	1,383
	3/11/2010	OP	16,067		203,867
Elizabeth Smith	3/11/2010	RS	4,862		10,877
	3/11/2010	OP	16,067		41,954
Robert E. Sulentic	3/11/2010	RS	4,862		4,862
	3/11/2010	RSU	1,383		1,383
	3/11/2010	OP	16,067		82,367
Vijay Vishwanath	3/11/2010	RS	4,862		4,862
	3/11/2010	RSU	1,383		1,383
	3/11/2010	OP	16,067		86,867
Paul F. Walsh	3/11/2010	RS	4,862		4,862
	3/11/2010	OP	16,067		203,867

RS = Restricted stock
RSU = Restricted stock unit
OP = Stock option

(1)
All of our Outside Directors other than Messrs. King, Sulentic and Vishwanath, Ms. Meyrowitz and Ms. Smith are currently eligible for accelerated vesting of their stock and option awards granted between June 30, 2004 and December 13, 2007 based on age and service requirements under our Rule of 65, which is described under the caption "Accelerated Vesting of Awards" following the Grants of Plan-Based Awards for 2010 Fiscal Year table elsewhere in this proxy statement.

(2)
Restricted stock awards made during 2008, 2009 and 2010 vest in full on the first anniversary of the grant date, provided that the director then serves on our Board, and may be sold only upon leaving our Board. The shares of restricted stock awarded to a director will fully vest upon retirement or resignation should such director leave our Board after reaching the age of 72. Restricted stock awards made prior to 2008 vest in full on the third anniversary of the grant date, provided that the director then serves on our Board until that date. Shares of restricted stock awarded prior to 2008 to a director who meets the age and length of service requirements under our Rule of 65 will fully vest upon retirement or resignation should such director leave our Board before the end of the applicable vesting period.

(3)
Restricted stock units awarded during 2010 to our Lead Director and each chairperson of the Audit Committee, Compensation Committee, Nominating and Corporate Governance Committee and Finance Committee vest on the date of each of the four regularly scheduled quarterly Board meetings that such Lead Director or chairperson held such position and are paid on the one year anniversary of the award. The shares issued upon the vesting of restricted stock units may be sold only upon leaving the Board. The number of shares of restricted stock or restricted stock units is determined by dividing the fixed value by the closing price of our common stock on the date of grant. Prior to 2010, our Lead Director and each chairperson received restricted stock awards for service in such positions.

(4)
Stock options awarded during 2008, 2009 and 2010 vest in full on the first anniversary of the grant date, provided that the director then serves on our Board. The stock option awarded to a director will fully vest upon retirement or resignation, should such director leave our Board after reaching the age of 72. Stock option awards made prior to 2008 represent stock option grants that vest ratably on an annual basis over a four-year vesting period, provided that the director then serves on our Board. The stock options awarded prior to 2008 to a director who meets the age and length of service requirements under our Rule of 65 will fully vest upon retirement or resignation, should such director leave our Board before the end of the applicable vesting period.

(5)
Mr. Nakasone served as chairperson for only three quarters of fiscal year 2010 and, accordingly, one quarter of the award, equal to 346 restricted stock units ($8,000 grant date fair value), did not vest and was not paid out.

 PROPOSAL 2 — RATIFICATION OF SELECTION OF
INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

        The Audit Committee of our Board has selected the firm of Ernst & Young LLP as our independent registered public accounting firm for the current fiscal year. Ernst & Young LLP has served as our independent auditor since our inception. Although stockholder approval of the Audit Committee's selection of Ernst & Young LLP is not required by law, our Board believes that it is advisable to give stockholders an opportunity to ratify this selection. If this proposal is not approved at the Annual Meeting, the Audit Committee may reconsider its selection.

        Representatives of Ernst & Young LLP are expected to be present at the Annual Meeting. They will have the opportunity to make a statement if they desire to do so and will also be available to respond to appropriate questions from stockholders.

        OUR BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE FOR THE RATIFICATION OF ERNST & YOUNG LLP AS THE COMPANY'S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE CURRENT FISCAL YEAR.

Report of the Audit Committee of the Board

        The Audit Committee of the Board of Directors is composed of three members and acts under a written charter as amended and restated on December 7, 2010, a copy of which is available at our public web site at www.staples.com in the Corporate Governance section of the Investor Information webpage. The members of the Audit Committee are independent Directors, as defined by its charter and the rules of the Commission and NASDAQ Global Select Market.

        The Audit Committee provides independent, objective oversight of Staples' financial reporting process on behalf of the Board of Directors. Management has the primary responsibility for the preparation, presentation and integrity of Staples' financial statements and for maintaining an adequate system of disclosure controls and procedures and internal control over financial reporting for that purpose. In fulfilling its oversight responsibilities, the Audit Committee reviewed and discussed with management the audited financial statements for the 2010 fiscal year, which review included a discussion of the quality, not just the acceptability, of the accounting principles, the reasonableness of significant judgments, and the clarity of disclosures in the financial statements.

        The Audit Committee reviewed and discussed with Ernst & Young LLP, Staples' independent registered public accounting firm, which is responsible for expressing an opinion on the conformity of those audited financial statements with generally accepted accounting principles, its judgments as to the quality, not just the acceptability, of Staples' accounting principles and such other matters as are required to be discussed with the Audit Committee under generally accepted auditing standards, including Statement on Auditing Standards No. 61 (Communication with Audit Committees), as amended (AICPA Professional Standards, Vol.1 AU Section 380), as adopted by the Public Company Accounting Oversight Board in Rule 3200T. The Audit Committee also received the written disclosures and the letter from the independent registered public accounting firm required by applicable requirements of the Public Company Accounting Oversight Board regarding the registered public accounting firm's communications with the Audit Committee concerning independence. The Audit Committee discussed with the independent registered public accounting firm the independent registered public accounting firm's independence from management and Staples and considered the compatibility of non-audit related services provided to Staples by the independent registered public accounting firm with the independent registered public accounting firm's independence.

        The Audit Committee discussed with Staples' internal auditors and independent registered public accounting firm the overall scope and plans for their respective audits. The Audit Committee met with the internal auditors and independent registered public accounting firm, with and without management present, to discuss the results of their examinations, their evaluations of Staples' internal controls, and the overall quality of Staples' financial reporting.

        Based on the reviews and discussions referred to above, the Audit Committee recommended to Staples' Board of Directors, and the Board approved, that Staples' audited financial statements be included in Staples' Annual Report on Form 10-K for the year ended January 29, 2011 for filing with the Securities and Exchange Commission.

Audit Committee:
Robert Sulentic, Chair Justin King Elizabeth A. Smith

Independent Registered Public Accounting Firm's Fees

Audit Fees

        Ernst & Young LLP billed us an aggregate of approximately $8.2 million and $9.1 million in fiscal years 2010 and 2009, respectively, for professional services rendered in connection with our annual audit, the audit of our internal controls over financial reporting, the review of our interim financial statements included in our Form 10-Q, statutory filings, registration statements, accounting consultation and compliance with regulatory requirements. For fiscal years 2010 and 2009, approximately $1.3 million and $1.8 million, respectively, of these fees were related to the Corporate Express integration.

Audit-Related Fees

        Ernst & Young LLP billed us an aggregate of approximately $159,000 and $112,000 in fiscal years 2010 and 2009, respectively, for services related to assistance with internal control reporting, other reports required to satisfy regulatory requirements and employee benefit plan audits.

Tax Fees

        Ernst & Young LLP billed us an aggregate of approximately $1.4 million and $1.6 million in fiscal years 2010 and 2009, respectively, for services related to tax compliance, tax planning and tax advice. For fiscal years 2010 and 2009, approximately $203,000 and $150,000, respectively, of these fees was related to tax compliance.

All Other Fees

        We did not receive any other services from Ernst & Young LLP; therefore, they did not bill us in fiscal years 2010 and 2009 for other services.

Pre-Approval Policy and Procedures

        The Audit Committee has adopted policies and procedures relating to the approval of all audit and non-audit services that are to be performed by our independent registered public accounting firm. These policies provide that we will not engage our independent registered public accounting firm to render audit or non-audit services (other than de minimus non-audit services as defined by the Sarbanes-Oxley Act) unless the service is specifically approved in advance by the Audit Committee. All services provided to us by Ernst & Young LLP in each of fiscal years 2010 and 2009 were approved in accordance with these policies.

 EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

        The Compensation Committee (the "Committee") of our Board of Directors (the "Board"), which is comprised entirely of independent directors, oversees our executive compensation program and determines all compensation for our executive officers. This section of the proxy statement focuses on the compensation program for our Chief Executive Officer ("CEO"), Chief Financial Officer ("CFO") and three other most highly compensated executive officers, whom we refer to collectively as our "named executive officers."

        Our executive compensation program is designed to meet three principal objectives:

  •
  Attract, retain and reward executive officers who contribute to our long term success.

  •
  Align compensation with short and long term business objectives.

  •
  Motivate and reward high levels of individual and team performance.

These objectives collectively seek to link compensation to overall company performance, thereby ensuring that the interests of our executives are aligned with the interests of our stockholders.

        In December 2010, the Committee performed a broad based review of our executive compensation program. As part of this review, to assess whether our compensation program was aligned with our performance relative to our peer group, the Committee analyzed our named executive officers' compensation against our overall performance, with a focus on earnings per share ("EPS") and return on invested capital ("ROIC"). EPS and our internal measure of ROIC (return on net assets ("RONA")) are the key performance metrics of our compensation program because of our view that they are both critical to creating long term stockholder value. In addition, the Committee also reviewed other financial and performance metrics such as total shareholder return ("TSR"). When the Committee performed this analysis, proxy based compensation data was only available through 2009 so the Committee's analysis was limited through such period. The Committee also considered 2010 year to date performance at the time of the review. While the Committee believes financial performance should be the most significant driver of compensation, other factors that drive long term value for stockholders are also taken into account by the Committee, including achievement of operational, strategic and qualitative objectives.

        Based on the above 2010 review of executive compensation, the Committee concluded that:

  •
  The compensation program had achieved our desired objective of aligning compensation with short and long term business objectives.

  •
  The compensation program had promoted the retention of key executives and related succession planning goals, as demonstrated by the average tenure of our named executive officers being 16 years.

  •
  The compensation program was aligned with the marketplace.

  •
  Overall individual compensation was appropriate in view of our performance which was strong during 2007-2009 and mixed in 2009 and 2010.

  •
  Each of the named executive officers had challenging and wide ranging responsibilities commensurate with their overall pay package.

        Throughout this Compensation Discussion and Analysis, we refer to the sum of base salary, performance based annual cash bonuses and long term incentives as "total direct compensation" ("TDC") and we refer to the sum of base salary and performance based annual cash bonuses as "total cash compensation."

Executive Summary

        CEO pay was aligned with performance.    The following two tables which the Committee reviewed reflect, relative to our peer group, alignment between our CEO's base salary, total cash compensation, and TDC and the Company's performance as measured by TSR, EPS growth and ROIC over the 2009 and 2007-2009 periods. In reviewing each of the components of compensation, the Committee placed greatest emphasis on realizable TDC, as opposed to the TDC reported in our proxy statement, since realizable TDC reflects the real value of the equity awards and increases and decreases as the share price changes. The percentiles in the tables show, relative to our peer group, the CEO's or Staples' position with respect to each compensation element and with respect to each performance measure.

(1)
For both of the above tables, realizable TDC is the sum of base salary, cash bonus paid and the realizable value of equity, which is the sum of the market value on October 18, 2010 (the date of the analysis) of restricted stock grants awarded over the relevant period and the value of stock options awarded over the relevant period as determined by subtracting the grant price from the closing price on October 18, 2010.

(2)
Includes the impact of special equity awards. The CEO's 2007 Special Performance Share Award is included, although management currently believes that this award will not payout as it is extremely unlikely that the aggressive threshold performance levels will be achieved.

(3)
Normalizing the value of special equity awards over the vesting periods results in realizable TDC at the 55th percentile relative to the peer group.

        The following graph illustrates how Staples' CEO's annual realizable pay over the last five fiscal years has been aligned with performance. Base salary and annual performance based cash bonus are the same as reported in our Summary Compensation Table for the respective fiscal year. The values for stock options and time based restricted stock awards are the realizable value (described above) at the end of fiscal 2010. Special grants are normalized over their respective vesting periods, excluding the 2007 Special Performance Share Award which is extremely unlikely to payout. Cumulative TSR is represented by the line graph, consistent with the Stock Performance Graph shown in our fiscal year 2010 Annual Report on Form 10-K.

        Average annual realizable compensation for our CEO over the five year period is $7,819,534, while total compensation at target over the same period averaged $11,000,000. Realizable compensation only exceeded target compensation in 2009, when TSR growth was 49.5%.

CEO REALIZABLE TDC VS. TSR (FISCAL 2006-2010)

CEO Compensation	2006	2007	2008	2009	2010
Base Salary	$1,070,192	$1,108,775	$1,112,000	$1,112,000	$1,145,400
Annual Performance Based Cash Bonus	$1,523,018	$621,006	$0	$1,344,291	$1,633,639
Long Term Incentives (paper value as of 1/28/11; SPLS=$22.32)	$1,711,944	$3,228,365	$4,548,459	$9,111,969	$7,562,565
Stock Option	$0	$0	$0	$1,428,733	$1,969,028
Time based Restricted Stock	$1,711,944	$1,554,365	$1,562,043	$1,754,508	$2,632,666
Performance based Share Payout	$0	$0	$0	$2,942,312	$0
Performance based Cash Accrual	$0	$0	$0	$0	$814,371
Special Grants: Normalized Value	$0	$1,674,000	$2,986,416	$2,986,416	$2,146,500
All Other Compensation	$437,018	$471,292	$483,963	$393,796	$477,978

Total Actual Pay	$4,742,172	$5,429,438	$6,144,422	$11,962,056	$10,819,582
Difference from Prior Year	N/A	$687,266	$714,984	$5,817,634	-$1,142,473
% Change	N/A	14.5%	13.2%	94.7%	-9.6%
TSR 100 (base year)	113	103	70	104	101
1-Year TSR	12.8%	-8.5%	-32.4%	49.5%	-3.3%

        Our pay mix emphasizes "at risk" performance based compensation. To align our named executive officers' compensation with the interests of our stockholders, a substantial portion of compensation is "at risk" and performance based. The five main elements of TDC are base salary, annual cash bonus, long term cash incentives, restricted stock and stock options. The chart below highlights the extent to which the total pay opportunity is characterized by "at risk" performance based compensation by illustrating the percentage of each element at target and showing the "at risk" portion of TDC for each of our named executive officers.

        The long term cash component of the long term incentive portfolio and the bonus earned under our Executive Officer Incentive Plan are performance based plans and represent "at risk" compensation since minimum levels of performance must be attained in order for any payout to occur. Similarly, the stock option component of our long term equity incentives is performance based and "at risk" since the stock price at exercise must exceed the original fair market value grant price in order to provide any value to the executive.

*
Target 2010 compensation does not include the 2010 Special Performance and Retention Share Awards because they are not part of our ongoing annual compensation program. The valuation information is consistent with the information presented in the Summary Compensation Table included in this proxy statement.

        We made progress in 2010 against key objectives.    Some of our 2010 performance highlights include:

  •
  The Company made steady progress growing EPS and RONA.

  •
  EPS: Diluted EPS, on a GAAP basis, increased 19 percent to $1.21 from the $1.02 achieved in fiscal 2009. Adjusting for pre-tax integration and restructuring expense in fiscal years 2009 and 2010 and a class action lawsuit settlement in fiscal 2009, adjusted EPS increased 11 percent to $1.27 from the $1.14 achieved in fiscal 2009.

  •
  RONA: Improved overall company RONA by $81.9 million year over year.

  •
  Customer service metrics are at historical highs.

  •
  We made great progress with the integration of Corporate Express which was our largest acquisition since the company was founded and is transformational in setting the stage for future growth.

  •
  Growth initiatives have focused the organization, clarified capabilities and begun to show positive results.

While our stock did not perform up to our expectations, we expect that our 2010 achievements will enable us to drive long term stock price appreciation.

        Commitment to best practices in executive compensation governance.    Our commitment to what we view as best practices in executive compensation governance is reflected in much of the discussion contained in this Compensation Discussion and Analysis. The highlights include the following practices:

  •
  Our executive officers are subject to a compensation recoupment or "clawback" policy, stock ownership guidelines and a no hedging policy.

  •
  We have limited perquisites.

  •
  The Committee's independent compensation consultant, Exequity, is retained directly by the Committee and performs services solely in support of the Committee.

  •
  Our short and long term performance based cash programs are based on the achievement of objective metrics that we view as critical long term value drivers. The Committee can decrease but not increase cash awards under our annual and long term cash incentive plans.

Pay Philosophy and Pay Mix

        We seek to achieve our executive compensation objectives by relying on the compensation philosophy articulated below and through the use of the five compensation components which are summarized in the table that follows. The Committee relies upon its judgment and not upon rigid guidelines or formulas in determining the amount and mix of compensation elements for each named executive officer.

Pay Philosophy

        The Committee periodically reviews its pay philosophy. Our current pay philosophy is as follows:

        Our executive compensation philosophy is that a significant portion of compensation should be directly linked to Staples' overall performance, specifically:

  •
  Base salaries are targeted to approximate median salary levels of executives in our peer group.

  •
  Annual cash incentive opportunities are targeted at the median of target annual incentive levels in our peer group.

  •
  Long term incentives are targeted between the 50th and 75th percentile of target levels within our peer group. These incentives represent a significant portion of total compensation and are largely linked to Staples' overall performance. Top quartile company performance would likely result in delivery of top quartile total compensation.

Pay Mix

        The table below summarizes the core elements of our annual compensation program for our named executive officers. Because special equity awards, such as the 2010 Special Performance and Retention Share Awards, are infrequently issued, they are not included in the delineation of pay components.

Compensation Component	Principal Contributions to Compensation Objectives	Highlights
Base salary	• Attracts, retains and rewards talented executives with annual salary that reflects the executive's performance, skill set and value in the marketplace.	• Targeted to approximate median of comparable peer group positions. • The only fixed component of compensation.
• In 2010, received 3% base salary increases consistent with the salary increase budget for all salaried associates. This was the first increase since 2007.
Performance based annual cash bonus	• Focuses executives on annual financial and operating results. • Links compensation to stockholder interests.	• Total annual cash compensation (base salary + target bonus) is targeted at median of comparable peer group positions.
	• Enables total cash compensation to remain competitive within the marketplace for executive talent.	• The average annual cash bonus payout, as a percentage of salary, to the current named executive officers over the past three fiscal years (2008-2010) has been 63%.
• No cash bonus was paid in fiscal year 2009 based on fiscal 2008 financial results.

Compensation Component	Principal Contributions to Compensation Objectives	Highlights
Long term incentives	• Rewards the achievement of long term business objectives that benefit our stockholders. • Retains a successful and tenured management team.	• We compare our long term incentives at target to ensure that we are competitive with our peer group, with a focus on being between the 50th and 75th percentile
• 2010 fiscal year long term incentive portfolio was stock options (42%), tenure-based restricted stock (27%), and a long term performance based cash incentive (31%).
• In 2010, the long term performance based cash incentive awards replaced our performance share awards.
Retirement and other benefits	• Helps to attract and retain talented executives with benefits that are comparable to those offered by companies in our peer group and other companies with whom we compete for talent.	• Includes a limited Company match, up to 4% of salary and bonus, to a supplemental executive retirement plan. The Company does not have a pension plan.
Executive perquisites	• We offer limited executive perquisites.	• We provide limited reimbursement for tax, estate and financial planning services. The amounts reimbursed are not grossed up for taxes.

Base Salary

        The Committee generally sets base salaries for the named executive officers at approximately the median (50th percentile) of comparable positions in our peer group. Changes in base salary are typically considered based on individual performance during our annual performance review process, as well as in the event of a promotion or change in responsibilities. In March 2010, Mr. Sargent recommended a 3% increase in base salary for the other named executive officers, consistent with the planned salary increase budget for all salaried associates. This was the first increase in base salary for our named executive officers since 2007. The Committee, after consulting with its independent consultant, approved his recommendation and also decided to increase Mr. Sargent's salary by 3%, effective May 1, 2010. As a result of the Committee's action, Mr. Sargent's base salary approximated the median of base salaries for Chief Executive Officers in our peer group. Mr. Sargent's base salary is 10% of his annual TDC and is 65% greater than the base salary of the next highest paid named executive officer. In general, the Committee allocates a greater percentage of Mr. Sargent's TDC to performance based and equity incentives because Mr. Sargent is uniquely situated to influence our short and long term performance.

Performance Based Annual Cash Bonus (Executive Officer Incentive Plan)

        Each of the named executive officers was eligible to participate in our Executive Officer Incentive Plan during our 2010 fiscal year. Under the terms of the Executive Officer Incentive Plan, each named executive officer has a target bonus award for each plan year. Target bonus awards were set between 80% and 150% of the actual base salary paid to the named executive officer. The target bonus percentages are determined by the Committee based upon an analysis of annual cash incentive opportunities for similar positions in the peer group companies. The Committee generally selects target bonus percentages for the named executive officers such that target total cash compensation approximates the median of comparable positions in our peer group.

        Within 90 days after the beginning of fiscal year 2010, the Committee established EPS, RONA dollars, and customer service level performance objectives for the payment of bonus awards. The Committee may determine that special one-time or extraordinary gains or losses should or should not be included in determining whether such performance objectives have been met. The Committee believes that it is appropriate to vary the performance objectives over time since each fiscal year's objectives should be important in that year to drive sustainable growth and increase stockholder value.

        For purposes of our 2010 Executive Officer Incentive Plan and our 2010 Long Term Cash Incentive Plan (see "Long Term Incentives"), the performance objectives are calculated as follows:

  •
  EPS — EPS is calculated using the amounts set forth in our financial statements.

  •
  RONA — Return on net asset dollars are calculated as net operating profit after tax ("NOPAT") for the most recent 12 months less a capital charge. The capital charge is calculated as the average of the most recent 13 months' net asset balance, multiplied by 11.7%, which is an estimate of our long-term cost of capital. To more accurately reflect the nature and performance of our business, we make certain adjustments to the amounts set forth in our financial statements to calculate RONA dollars. To calculate NOPAT, we begin with our business unit income, add back rent and deduct taxes on adjusted income. To calculate net assets, we begin with our balance sheet net assets, add back interest bearing debt, net capitalized rent and implied goodwill and deduct corporate cash. RONA dollar objectives exclude the difference between the actual and budgeted impact of foreign currency exchange as well as stock-based compensation expense and one time restructuring expenses.

  •
  Customer Service Score — The customer service score is calculated by tabulating the total number of "extremely satisfied" customers, reflecting a rating of five on a five point scale, divided by the total number of submitted customer surveys. For retail, the survey invitations are randomly printed on the cash register receipt. For delivery, customers are invited to participate via their packing slip. In each case, the program is administered by a third party. The corporate customer service score is an equally weighted composite of the retail and delivery customer service scores.

        For each plan year, a specified percentage of each bonus award is based upon each of the performance objectives selected by the Committee for that plan year. For each of the performance objectives that are met, a corresponding portion of the bonus award is paid. Each performance objective has an associated threshold level that must be achieved for any of the bonus award associated with such objective to be paid and there are also target and maximum levels that are set with increased payouts for better than expected performance. Bonuses are not paid unless we achieve minimum EPS.

        In March 2010, the Committee selected three performance objectives for our 2010 fiscal year which on a company-wide basis were:

  •
  EPS target of $1.25, representing 10% growth in EPS, which was weighted at 40% of the targeted bonus award.

  •
  RONA dollars target of negative $20.3 million, representing an 86% improvement over our 2009 RONA dollars, which was weighted at 40% of the targeted bonus award.

  •
  Customer service goal of 38 basis point improvement, which was weighted at 20% of the targeted bonus award.

        The RONA dollars and customer service goals are business unit specific for Messrs. Doody and Parneros and reflect total Company performance for Messrs. Sargent, Mahoney and Miles. Mr. Doody's RONA dollar goal was $114.8 million for North American Delivery, representing a 103% improvement over 2009 North American Delivery RONA dollars. Mr. Parneros' RONA dollar goal (which related to the U.S. portion of our North American Retail segment) is not disclosed because it would cause us competitive harm. The undisclosed RONA dollar goal was set at a level of difficulty comparable to that of the RONA dollar goals for other executives as disclosed above. During the past three years, the undisclosed RONA dollar goal has been achieved above the target level on one occasion and below the target level on two occasions.

        All of the performance goals were based on the financial plan for our 2010 fiscal year so that achievement would result in the target payout. The Committee believed that all of the goals were set at a level that would be challenging to achieve given the uncertain economy, particularly since the minimum EPS required for any bonus payout was set at 85% of target for fiscal year 2010 as opposed to 75% of target for fiscal year 2009. The maximum payout of twice the target award could only be achieved if we achieved at least 115% of all of our goals.

        The tables below illustrate the structure and results under our Executive Officer Incentive Plan in 2010 relative to the targets for each component of the plan for our named executive officers, with Staples' overall performance slightly below target, US Retail slightly above target and North American Delivery approximating target.

        Based on the actual performance under the 2010 Executive Officer Incentive Plan, the payments for Messrs. Sargent, Mahoney, and Miles were $1,633,639, $659,509, and $659,509, respectively.

        Based on the actual performance under the 2010 Executive Officer Incentive Plan, the payment for Mr. Doody was $425,300.

        Based on the actual performance under the 2010 Executive Officer Incentive Plan, the payment for Mr. Parneros was $451,013.

Changes to the 2011 Performance Based Cash Incentive Plans

        We believe that top line sales growth is a major driver of shareholder value. Accordingly, beginning in 2011, the metrics and respective weightings for our annual Executive Officer Incentive Plan and Long Term Cash Incentive Plan will change from EPS (40%), RONA (40%) and customer satisfaction (20%) to EPS (40%), RONA (30%), and Sales (30%). The chart below reflects the new metrics and their respective weightings. This change supports our company-wide initiatives to drive top line growth and to foster a stronger selling culture across the organization.

Cash Incentive Plans — Performance Metrics and Weightings

2010	EPS 40%	RONA$ 40%	Customer Satisfaction 20%

2011	EPS 40%	RONA$ 30%	Sales 30%

Plan Administration

        The Committee has discretion that may be exercised in the granting of the awards under the Executive Officer Incentive Plan. More specifically, the Committee has broad authority to administer the plan, including determining target bonuses and selecting performance objectives, adopting rules and regulations relating to the plan, and making decisions and interpretations regarding the provisions of the plan. For instance, the Committee may determine to what extent, if any, specific items are to be counted in the relevant financial measures for any particular business, the satisfaction of performance objectives and the payment of awards under the plan. The Committee can decrease but not increase cash awards under the plan.

Long Term Incentives

        Our long term equity and cash incentives reward the achievement of long term business objectives that benefit our stockholders and help us retain a successful and tenured management team. With respect to the named executive officers, the Committee relied upon a portfolio approach to long term incentives in 2010 that included a mix of long term cash incentive awards (31% of long term compensation target value), stock options (41-42% of total long term compensation target value), and tenure-based restricted stock (27-28% of long term compensation target value). We compare our long term incentives at target to our peer group to ensure that we are competitive with our peer group, with a focus on being between the 50th and 75th percentile of target levels within our peer group. In the Committee's view at the time of grant in 2010, the chosen mix of long term equity awards and long term cash struck the right balance in providing performance based incentives that were aligned with stockholder interests and supported retention of our talented senior executive team in a challenging economic environment.

        The Committee granted annual equity awards to all eligible associates, including the named executive officers, on July 1, 2010, pursuant to our policy that the annual grant date for the annual equity grant is the first business day after June 30. One of the reasons for having a formal policy of setting the date for the annual equity grant is to avoid any perception that the stock option grants are timed in coordination with the release of material non-public information. Our annual grants of stock options and tenure-based restricted stock awards are awarded midyear around the mid-point of our fiscal year (after our prior year performance appraisal and bonus award processes have been completed) to serve as an additional recognition event that may drive current year and future performance. The stock options were granted at the closing price on July 1 and vest ratably over a four-year period. The tenure-based restricted stock vests 50% on the second anniversary of the grant date and 50% on the third anniversary of the grant date. Equity awards were issued to 8,300 equity eligible associates in 22 countries. The long term cash incentive awards were also awarded on July 1.

        In 2010, the Company introduced its Long Term Cash Incentive Plan to replace the Performance Share Program. The Committee set target cash payouts consistent with the award values under the former Performance Share Program and set annual company-wide performance based goals and relative weightings, along with the general payout structure, to track the total company portion of the Executive Officer Incentive Plan. See "Performance Based Annual Cash Bonus" section above for more detail. The Committee believes that aligning the Long Term Cash Incentive Plan with the Executive Officer Incentive Plan is important to maintaining focus on the most critical performance objectives. Recognizing the current difficulty of setting appropriate long term incentive targets, company-wide performance goals are to be set at the beginning of each of the three years of the three year performance cycle (2010-2012), with actual payout determined at the end of the three year performance cycle and no payouts (except in the event of death) to be made until the Committee certifies results in March 2013. One third of the target award is applied as a target amount for each of the three fiscal years within the performance cycle, and at the end of the performance cycle, the Committee, upon certification of the results, will determine the amount of the payment to be made to a participant by adding the amounts earned in each component year of the performance period, with each year's payment reflecting proven performance in relation to the goals achieved for that 12 month period.

Prior Year Awards

        2007 Performance Share Awards:    The minimum three year (2007-2009) RONA dollar performance goals for our 2007 performance share awards were not achieved; therefore, in March 2010, the Board, based on the Committee's recommendation, determined that no payout would be awarded. The unearned compensation amount represented a sizeable portion (30%) of the total target long term incentive opportunity that was extended to each named executive officer in 2007.

        2009 Performance Share Awards:    In March 2010, the Committee recommended and the Board approved a payout of the 2009 performance share awards at a level of 111.8% of target based on fiscal 2009 EPS of $1.14 compared to a target of $1.12. The shares vest equally in three annual installments (2011-2013). Since we began awarding the performance shares in 2006, this was the first payout of an award.

Plan Administration

        The Board and the Committee, through delegated powers, have broad discretion in administering the Amended and Restated 2004 Stock Incentive Plan. This discretion includes the authority to grant awards, and adopt, amend and repeal such administrative rules, guidelines and practices relating to the Plan as either shall deem advisable. In addition, the Committee has broad discretion to modify awards and determine goal attainment, including the ability to establish objective performance goals and determine whether special one-time or extraordinary gains and/or losses and/or extraordinary events should or should not be included or considered in the calculation of such goals.

        The Committee also has discretion that may be exercised in the granting of the awards under the Long Term Cash Incentive Plan. More specifically, the Committee has broad authority to administer the plan, including determining target awards and selecting performance objectives, adopting rules and regulations relating to the plan, and making decisions and interpretations regarding the provisions of the plan. For instance, the Committee may determine to what extent, if any, specific items are to be counted in the relevant financial measures for any particular business, the satisfaction of performance objectives and the payment of awards under the plan. The Committee can decrease but not increase cash awards under the plan.

2010 Special Performance and Retention Share Awards

        To ensure continuity of executive leadership talent in order to drive results over the next five years that increase shareholder value, on July 1, 2010, the Committee granted special grants of performance shares under our Amended and Restated 2004 Stock Incentive Plan to our named executive officers. The terms and conditions of the awards, including the applicable performance objectives described below, were determined and recommended by the Committee and approved by the Board. The grant reflects our executive compensation program's goal of linking compensation to overall company performance and is consistent with our historic practice of using long-term equity incentives to reward the achievement of long-term business objectives and help us retain a successful and tenured management team.

        Each award recipient is eligible to receive shares following the satisfaction of certain performance objectives over a three year performance cycle, which includes fiscal years 2010, 2011 and 2012. The total number of shares at target remains fixed for the balance of the performance cycle. One-third of the target award is applied as a target amount for each of the fiscal years within the performance cycle.

        Actual share payout will be determined at the end of the three year performance cycle and will be based on the extent to which certain EPS and company-wide RONA dollars objectives (each weighted 50%), which will be established by the Committee in each year of the performance cycle, are achieved. Share payout will be calculated by adding the awards earned in relation to the performance goals achieved in each plan year, with the total payment equaling the sum of the amounts earned for each year. The actual shares earned could be less or greater than target based on performance with the maximum shares equal to 133% of target. For fiscal 2010, as with both cash incentive plans, the EPS target goal was $1.25 and the RONA dollars target goal was negative $20 million. The performance objectives for each of the remaining fiscal years of the performance cycle will be established by the Committee within 90 days of the beginning of the respective fiscal year.

        No shares will be awarded until the Board, upon the recommendation of the Committee, certifies on the date of its first regularly scheduled meeting following the end of the performance cycle (the "March 2013 Board Meeting Date") whether, and to what extent, the performance objectives have been achieved. Shares awarded upon certification by the Board will vest as follows: 33% on the March 2013 Board Meeting Date, 33% on the first anniversary of the March 2013 Board Meeting Date and 34% on the second anniversary of the March 2013 Board Meeting Date.

        The table below summarizes the key terms of the 2010 Special Performance and Retention Share Awards made to our named executive officers.

2010 Special Performance and Retention Share Awards

Retirement and Other Benefits

        Our named executive officers are eligible to participate in health and welfare programs, such as medical, dental, vision, disability, and supplemental life insurance, on the same basis as our other salaried associates. They are also eligible to participate in our 401(k) qualified plan on the same basis as our other salaried associates; however, their contributions are limited to 2% of eligible compensation. Due to the limitations on our officers' ability to contribute to our 401(k) plan, we have a Supplemental Executive Retirement Plan ("SERP"), which is a non-qualified deferred compensation plan generally intended to provide comparable benefits above the applicable limits of our 401(k) qualified plan. Under the SERP, officers of Staples may defer a total of up to 100% of their base salary, bonus, and long term cash incentive awards and receive matching contributions up to a maximum of 4% of base salary and bonus.

        We also have an Executive Benefits Program consisting of life insurance, long term care insurance, supplemental long term disability, a survivor benefit plan and an executive physical and registry program. This program was implemented to enhance our retirement and benefit offerings for senior management and to further support our efforts to attract and retain top talent. All senior officers of Staples, including the named executive officers, are eligible to participate in this program. For each plan or policy described below that requires payment of periodic premiums or other contributions, we generally pay such premiums or other contributions for the benefit of each named executive officer.

Executive Perquisites

        Our executive compensation program is relatively free of perquisites, and the Committee views our limited executive perquisites as reasonable and competitive. To reinforce this position, as explained in more detail below, the Committee has in past years adopted formal policies regarding personal use of our leased aircraft and reimbursement for tax planning services for senior officers. Most recently, as described below, the Committee adopted a policy prohibiting any future compensation, severance or employment related agreement from providing for a gross up payment to cover taxes triggered by a change in control.

        Aircraft Policy.    Under our aircraft policy, our CEO is permitted to use our leased aircraft for personal use so long as the incremental cost to Staples is treated as compensation income to our CEO. Subject to prior approval by our CEO and similar compensation treatment, other named executive officers may also use our leased aircraft for personal use. There was no personal use by our named executive officers of our leased aircraft during our 2010 fiscal year.

        Tax Services Reimbursement Program.    We reimburse each named executive officer, other than our CEO, up to $5,000 each year for tax, estate or financial planning services or advice from a pre-approved list of service providers that must not include our outside auditors. Our CEO is reimbursed up to $50,000 each year for these services. The Committee annually reviews the amounts paid under this policy for compliance. The reimbursements are not grossed up for taxes.

        Policy against reimbursement of excise tax on change in control payments.    In March 2011, the Committee adopted a policy that, unless required by law, prohibits Staples from entering into any future compensation, severance or employment related agreement that provides for a gross up payment to cover taxes triggered by a change in control, including taxes payable under Section 280G of the U.S. Internal Revenue Code. Under the terms of Mr. Sargent's long standing severance benefits agreement, we would reimburse Mr. Sargent for any excise tax due under Section 280G of the U.S. Internal Revenue Code incurred in connection with a termination without cause or resignation for good reason following a change in control of Staples. Mr. Sargent is the only executive with this benefit.

The Committee's Processes

        The Committee has established a number of processes to help ensure that our executive compensation program meets the objectives, and is consistent with the pay philosophy, described at the beginning of this Compensation Discussion and Analysis.

Independent Compensation Consultant

        Our Committee charter authorizes the Committee to engage independent legal and other advisors and consultants as it deems necessary or appropriate to carry out its responsibilities and prohibits the Committee's compensation consultants from serving as Staples' regular advisors and consultants. Accordingly, in our 2010 fiscal year, the Committee continued to use, pursuant to a written agreement, Exequity LLP as an independent advisor reporting to the Committee to advise on and assist with executive compensation matters. Under the terms of Exequity's agreement, Exequity is responsible for, among other matters:

  •
  Reviewing total compensation strategy and pay levels for executives.

  •
  Performing competitive analyses of outside board member compensation.

  •
  Examining all aspects of executive compensation programs to ensure that they support the business strategy.

  •
  Preparing for and attending selected Committee and Board meetings.

  •
  Supporting the Committee in staying current on the latest legal, regulatory and accounting considerations affecting executive compensation and benefit programs.

  •
  Providing general counsel and advice to the Committee with respect to all compensation decisions pertaining to the CEO and all compensation recommendations submitted by management.

        During our 2010 fiscal year, the independent consultant advised, and frequently made recommendations to, the Committee on compensation matters for all officers and directors as requested by management or the Committee, advised on and made recommendations on all matters pertaining to compensation of our CEO, and met with the Committee in executive session without the presence of management. Consistent with the terms of the written agreement and the Committee charter, Exequity has, with the knowledge and consent of the Committee, provided advice and expertise to management on matters to be presented by management to the Committee, but Exequity has not performed services for Staples that were unrelated to Committee related matters. During 2010, Exequity assisted management by performing Section 280G calculations and providing experience based executive market data related to executive and non-executive positions. Most of the data reviewed by the Committee is generated by management and reviewed and advised upon by the compensation consultant. The principal consultant from Exequity attended all five of the Committee meetings during our 2010 fiscal year. Exequity was paid $27,902 for services rendered during 2010.

Benchmarking

        In March 2010, the Committee set compensation for the named executive officers based on its September 2009 review of 2006-2008 compensation, its assessment of our 2009 performance and general consideration of the totality of the data, advice and information provided by management and Exequity.

        In December 2010, the Committee evaluated the competitiveness of our named executive officers' compensation relative to marketplace norms and practices by analyzing current proxy statement data from our peer group. During the course of this analysis, the Committee focused on whether Staples' pay practices were aligned with performance. This analysis was intended to inform the Committee as to whether any changes to the executive compensation program were needed.

        The Committee evaluated, relative to the 2009 and three year (2007-2009, CEO, CFO and Chief Operating Officer ("COO") only) proxy statement data for the peer group, the competitiveness of base salary, total cash compensation (base salary plus annual cash bonus) and TDC, with a focus on total cash compensation and TDC. The Committee then analyzed its findings in relation to Company performance as measured by one year and three year TSR, EPS, and ROIC.

        TDC was reviewed in two ways. First, to provide a view of the "realizable TDC" in 2009, the value of TDC was analyzed by, at the date the data was analyzed (October 18, 2010, when our stock price was $20.61), taking the sum of the base salary, annual cash bonus, "in the money" value of annual stock option grants, and the value of restricted stock awards or other long term incentives. Second, to provide the value of the "as reported" overall TDC at grant, the value of TDC was analyzed by taking the sum of base salary, annual cash bonus, value of annual stock options as reported in our proxy statement, value of the restricted stock awards as reported in the proxy statement, and the value of long term incentive grants at target.

        For the CEO, as discussed in the "Executive Summary", the Committee also reviewed the impact of special equity awards on TDC by including, excluding and normalizing the full value of the awards to determine whether compensation for our CEO is aligned with our focus on pay for performance.

Peer Group

        The Committee plans to review our peer group every three years, with the most recent comprehensive review of our peer group having been performed in 2008 soon after Staples became more of a delivery and international company due to the acquisition of Corporate Express in July 2008. The peer group analysis was reviewed by the Committee's independent consultant. The Committee selected the peer group from a universe of 345 potential companies and analyzed potential members using various metrics related to business model, revenue, market capitalization, global reach, brand recognition and whether we compete for executive talent or customers. Based on its analysis of these criteria, the Committee determined that the following 20 companies were most similar to Staples and should serve as our peer group.

Amazon.com, Inc.	Kohl's Corporation	Starbucks Corp.
Best Buy Co., Inc.	Limited Brands, Inc.	Sysco Corporation
Costco Wholesale Corporation	Lowe's Companies, Inc.	Target Corporation
FedEx Corporation	Macy's, Inc.	The TJX Companies, Inc.
Gap Inc.	Office Depot, Inc.	Walgreen Co.
Home Depot, Inc.	OfficeMax Incorporated	Xerox Corporation
J.C. Penney Company, Inc.	Safeway Inc.

2009 and 2007-2009 Compensation Findings

        Based on its review of the data, the Committee's key findings for the named executive officers other than the CEO are summarized in the two tables below. Our findings for our CEO's benchmarking review are presented earlier in the Executive Summary. The first table below reflects our findings, relative to our peers, of how our CFO, North American Delivery ("NAD") and US Retail ("USR") Presidents' base salary, total cash compensation, realizable TDC and TDC as reported in our proxy statement compared, over the 2009 period, to TSR, EPS growth and ROIC percentage. The second table below presents similar information over the 2007-2009 period for our CFO, with the performance metrics being compounded growth rate in EPS and TSR, along with the three year average percent ROIC. The Presidents of NAD and USR were not included in the second table, and our COO is not included in either table, because of insufficient comparable data. In the tables below, EPS is adjusted for all years to exclude special items, such as integration and restructuring costs, retail wage and hour settlements and special tax charges.

(1)
For both of the above tables, realizable TDC is the sum of base salary, cash bonus paid and the realizable value of equity, which is the sum of the market value on October 18, 2010 (the date of the analysis) of restricted stock grants awarded over the relevant period and the value of stock options awarded over the relevant period as determined by subtracting the grant price from the closing price on October 18, 2010.

(2)
Includes the impact of a 2008 special equity award.

Analysis and Conclusions

        In December 2010, the Committee reviewed the 2009 and 2007 — 2009 compensation levels of our named executive officers in view of this data and determined that such levels were consistent with, and appropriate in relation to, our one year and three year relative and absolute performance, particularly given the compensation program's focus on median based total cash compensation and pay for performance driven TDC. The Committee also took into consideration, in comparison to the peer data, the officers' respective roles and responsibilities within the Company and in comparison to other similarly situated executives. The Committee's key findings were:

  •
  For all of our named executive officers, the realizable TDC is lower than the "as reported" values.

  •
  For all of our named executive officers, the realizable TDC is below median, except for the CEO's three year value which is at the 77th percentile if the special equity awards are included. When the special equity awards are normalized over the vesting period, CEO realizable TDC is at the 55th percentile.

  •
  On an "as reported" basis, TDC on both a one and three year basis is in the upper quartile for the CEO and the CFO.

  •
  "As reported" TDC on a one year basis for the Presidents of USR and NAD is above the median.

  •
  Our one year financial performance approximated the median, while our three year performance is above median.

Accordingly, the Committee did not make any material changes to the compensation packages of our named executive officers.

Tally Sheets/Termination Scenarios

        For our named executive officers, the Committee reviews all components of compensation, including salary, bonus, current vested and unvested long term incentive compensation, the current value of owned shares, and cost to us of all perquisites and benefits. In addition, the Committee periodically reviews similar information for other senior executives. The Committee also reviews the projected payout obligations under potential retirement, termination, severance, and change-in-control scenarios to fully understand the financial impact of each of these scenarios to Staples and to the executive. Documentation detailing the above components and scenarios with their respective dollar amounts was prepared by management for each of our named executive officers and reviewed by the Committee in March 2010. This information was prepared based on compensation data as of the end of fiscal 2009 and assumed that the various scenarios occurred at the end of fiscal 2009. Similar termination scenario information with respect to our 2010 fiscal year is presented under the heading "Potential Payments upon Termination or Change-in-Control." Based on this review and the views of the Committee's independent compensation consultant, the Committee found the total compensation for each of our named executive officers under these various scenarios to be reasonable after taking into account many factors, including, but not limited to, the contributions of the executive to Staples, the financial performance of Staples, the marketplace, the particular contemplated scenario and the guidance provided by the compensation consultant.

Input from Management

        Certain officers within our Human Resources department regularly attend Committee meetings to provide information and recommendations regarding our executive compensation program, including the Executive Vice President of Human Resources and Vice President of Compensation and Benefits. Among other things, these officers present our CEO's recommendations regarding any change in the base salary, bonus, equity compensation, goals related to performance based cash or equity compensation and other benefits of other senior executives, and these officers also compile other relevant data at the request of the Committee. The CEO's recommendations are based in part on the results of annual performance reviews of the other executives. The Committee is not bound by such recommendations but generally takes them into consideration before making final determinations about the compensation of such executives other than our CEO. The CEO, at the discretion of the Committee, may be invited to attend all or part of any Committee meeting to discuss compensation matters pertaining to the other executives, and in fiscal 2009, he attended three of the five meetings of the Committee. The Committee generally meets in executive sessions with its independent compensation consultant without any member of management present when discussing compensation matters pertaining to our CEO.

        The Board has delegated authority to the Chairman and CEO to grant stock options, restricted stock units and restricted stock to non-executive employees out of an annual pool of 600,000 shares. No awards from the annual pool were granted by the Chairman and CEO in fiscal 2010. The annual pool is designed to be used between quarterly Committee meetings to facilitate making new hire and retention grants and to reward special accomplishments and achievements of associates. Awards from the annual pool are granted on the earlier of the first business day of the month that follows appropriate approval or two business days after the Committee's ratification of the award.

Related Policies and Considerations

Risk Assessment

        In December 2010, the Committee conducted its annual risk assessment of our executive officer compensation programs. The evaluation included an analysis of the appropriateness of our peer group, compensation mix, performance metrics, performance goals and payout curves, payment timing and adjustments, overall equity incentives, stock ownership guidelines/trading policies, performance appraisal process and leadership/culture. In addition, the Committee reviewed the major compensation plans with regard to the number and type of associates covered, performance measures, total cost at target of each program and risk mitigators attributable to each of the programs. The risk mitigators included the balanced mix of cash and equity incentives, the mix and quality of the performance metrics, the stock ownership guidelines and an aggressive recoupment policy. Based on its evaluation, recognizing all compensation programs are inherently risk laden, the Committee determined that the level of risk within each of the compensation programs was appropriate and did not encourage excessive risk taking by our executives. Accordingly, the Committee concluded that our compensation programs will not have a material adverse effect on the Company.

Recoupment Policy

        In 2009, the Committee reviewed its recoupment capabilities and practices. The Committee determined that, while we historically have incorporated aggressive recoupment provisions in our equity award agreements and severance arrangements that cover a wide range of conduct detrimental to the Company, including fraud, financial restatements, and breaches of our code of ethics and key agreements covering the protection of proprietary information, non-competition and non-solicitation, the Company needed to formalize, expand and refine its capabilities and practices. Accordingly, the Company adopted a formal principles based recoupment policy statement in March 2010, added recoupment provisions to its annual and long term cash incentive plans, and refined certain existing provisions in its equity award agreements and severance arrangements and related practices and processes.

        Our principles based policy statement is as follows:

        We view recoupment as a risk management and asset recovery tool for dealing with certain particularly harmful or unethical behaviors such as intentional deceitful acts resulting in improper personal benefit or injury to the Company, fraud or willful misconduct that significantly contributes to a material financial restatement, violation of the Code of Ethics and breach of key associate agreements. Accordingly, in our annual bonus plans, long term incentive plans and/or agreements and severance arrangements, we provide for forfeiture and recovery of undeserved cash, equity and severance compensation from any associate that engages in such misconduct.

In connection with the Dodd-Frank Act's requirement that we implement a policy providing for the recovery of erroneously paid incentive based compensation following a required accounting restatement, we plan to revise our recoupment policy and related implementing provisions soon after final rules are issued by the Securities and Exchange Commission.

Employment, Termination of Employment and Change-In-Control Agreements

        We have not entered into any employment agreements with any of our named executive officers. We have entered into severance benefit agreements with each of our named executive officers, which are described under the heading "Potential Payments upon Termination or Change-in-Control" later in this proxy statement.

        Severance benefits agreements have historically been offered to our named executive officers in order to address competitive concerns when the named executive officers were recruited, by providing those individuals with a fixed amount of compensation that would offset the potential risk of leaving their prior employer or foregoing other opportunities in order to join Staples. Each of our named executive officers has executed a Non-Competition and Non-Solicitation Agreement and a Confidentiality Agreement that covers the two year period subsequent to termination of their employment.

Stock Ownership Guidelines and No Hedging Policy

        Prior to five years after becoming an executive officer, each executive officer must hold shares of our common stock equal in value to at least a defined multiple of his or her salary as follows:

Position	Ownership Level
CEO	5×salary
CFO or COO	4×salary
President, NAD	3×salary
President, USR	3×salary
Other executive officers	2×salary

All shares owned outright, unvested restricted stock and vested stock options are taken into consideration in determining compliance with these ownership guidelines. The value of stock options for this purpose is the excess of the market price of the underlying stock over the exercise price. Each of our named executive officers met our stock ownership guidelines in our 2010 fiscal year.

        Our Insider Trading Policy prohibits, among many other actions, our associates and directors from entering into derivative transactions such as puts, calls, or hedges with our stock. We also provide training and distribute quarterly reminders to our associates regarding this policy.

Tax and Accounting Implications

        Under Section 162(m) of the Internal Revenue Code, certain executive compensation in excess of $1 million paid to our CEO and to our three most highly compensated officers (other than the CEO and CFO) whose compensation is required to be disclosed to our stockholders under the Securities Exchange Act of 1934, is not deductible for federal income tax purposes unless the executive compensation is awarded under a performance based plan approved by stockholders. To maintain flexibility in compensating executive officers in a manner designed to promote varying corporate goals, the Committee has not adopted a policy that all compensation must be deductible. The Committee intends, to the extent practicable, to preserve deductibility under the Internal Revenue Code of compensation paid to our executive officers while maintaining compensation programs that support attraction and retention of key executives.

        Cash bonuses paid under the Executive Officer Incentive Plan for our 2008 through 2012 fiscal years, which was approved by stockholders at our 2008 Annual Meeting, stock options awarded under our stock option plans, which were also approved by stockholders, long term cash awards awarded under our Long Term Cash Incentive Plan, which was approved by stockholders at our 2010 Annual Meeting, and the performance share awards granted in 2009 and 2010 are all performance based and are potentially deductible for us. Time-based restricted stock does not qualify for the performance based exception to Section 162(m), but the Committee believes that the retention benefit derived from such awards outweighs any tax benefit to us.

        The compensation that we pay to our named executive officers is expensed in our financial statements as required by U.S. generally accepted accounting principles. As one of many factors, the Committee considers the financial statement impact in determining the amount of, and allocation among the elements of, compensation. Beginning with our 2006 fiscal year, we began accounting for stock-based compensation under our Amended and Restated 2004 Stock Incentive Plan and all predecessor plans in accordance with the requirements of FASB Statement No. 123(R), which is now known as FASB ASC Topic 718.

Compensation Committee Report

        The Compensation Committee of Staples' Board of Directors has reviewed and discussed the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K with management and, based on this review and discussion, recommended to the Board that the Compensation Discussion and Analysis be included in this proxy statement.

Compensation Committee:
Carol Meyrowitz, Chairperson Mary Elizabeth Burton Robert Nakasone Paul F. Walsh

 SUMMARY COMPENSATION TABLE

        The following table sets forth, at the end of our 2010 fiscal year, certain information concerning the compensation of our Chief Executive Officer, our Chief Financial Officer, and the three other most highly compensated executive officers, who we refer to collectively as the "named executive officers."

Name and Principal Position	Year	Salary ($)	Stock Awards ($) (1)(2)	Option Awards ($) (1)(3)	Non-Equity Incentive Plan Compensation ($) (4)	All Other Compensation ($) (5)	Total ($)
Ronald L. Sargent	2010	1,145,400	7,692,604	3,401,201	2,448,010	477,978	15,165,193
Chairman & Chief Executive Officer	2009	1,112,000	3,953,922	3,954,992	1,344,291	393,796	10,759,001
	2008	1,112,000	6,789,326	4,251,506	0	483,963	12,636,795
John J. Mahoney	2010	693,600	2,923,105	1,552,603	1,031,242	138,529	6,339,079
Vice Chairman & Chief Financial	2009	673,400	1,804,905	1,805,368	488,442	131,901	4,904,016
Officer	2008	673,400	3,330,475	1,940,721	0	151,050	6,095,646
Michael A. Miles, Jr.	2010	693,600	2,923,105	1,552,603	1,031,242	81,291	6,281,841
President & Chief Operating Officer	2009	673,400	1,804,905	1,805,368	488,442	72,899	4,845,014
	2008	673,400	3,330,475	1,940,721	0	97,757	6,042,353
Joseph G. Doody	2010	538,100	1,733,818	909,403	643,060	92,345	3,916,726
President, North American Delivery	2009	522,400	1,057,205	1,057,480	233,615	89,534	2,960,234
	2008	522,400	2,155,359	1,136,759	0	115,905	3,930,423
Demos Parneros	2010	538,100	1,733,818	909,403	668,773	81,443	3,931,537
President, US Retail	2009	522,400	1,057,205	1,057,480	433,151	66,152	3,136,388
	2008	522,400	2,155,359	1,136,759	0	83,354	3,897,872

(1)
The amounts shown in the Stock Awards and Option Awards columns represent the aggregate grant date fair value of awards computed in accordance with Financial Accounting Standards Board ("FASB") Accounting Standards Codification ("ASC") Topic 718, not the actual amounts paid to or realized by the named executive officers during our 2010, 2009 and 2008 fiscal years. An explanation of the vesting of restricted stock awards and option awards, as well as the methodology for performance share payouts is discussed in the footnotes to the Grants of Plan-Based Awards for 2010 Fiscal Year and Outstanding Equity Awards at 2010 Fiscal Year End tables below.

(2)
The fair value of these awards is based on the market price of our common stock on the date of grant and, for performance share awards, is calculated at the target share payout as of the grant date. For the 2010 Special Performance and Retention Share Awards, actual share payout will be determined at the end of the three year performance cycle covering fiscal years 2010, 2011 and 2012 based on the extent to which the performance objectives, which are established in each year of the performance cycle, are achieved. Our Compensation Committee, based upon certification by the Board of the results, will calculate the share payout by adding the awards earned in relation to the performance goals achieved in each plan year, with the total payment equaling the sum of the amounts earned for each year. Shares awarded are vested 33% in March 2013, an additional 33% vest in March 2014 and the remaining 34% vest in March 2015. The maximum grant date potential values for the 2010 Special Performance and Retention Share Awards for Messrs. Sargent, Mahoney, Miles, Doody and Parneros were $7,226,250, $2,569,327, $2,569,327, $1,541,600, and $1,541,600, respectively. Our 2008 and 2009 performance share awards were granted under our performance share program that was replaced in 2010 by our Long Term Cash Incentive Plan.

(3)
The fair value of each stock option award is estimated as of the date of grant using a binomial valuation model. Additional information regarding the assumptions used to estimate the fair value of all stock option awards is included in Note J in the Notes to the Consolidated Financial Statements contained in our Annual Report on Form 10-K for our 2010 fiscal year.

(4)
Represents amounts earned under our Executive Officer Incentive Plan for our 2010, 2009 and 2008 fiscal years for each named executive officer. Payments are generally made in March of each year based on the extent to which the performance objectives for the previous plan year have been achieved and certified by our Compensation Committee. For 2010, also includes amounts earned under the Long Term Cash Incentive Plan for each named executive officer for fiscal year 2010, the first year of the performance cycle covering fiscal years 2010, 2011 and 2012. Actual cash payouts will be determined at the end of the three year performance cycle based on the extent to which the performance objectives for each of the three fiscal years are achieved. Our Compensation Committee will certify the results and determine the amount of the payment to be made to a participant by adding the amounts earned in each component year of the performance cycle.

(5)
Includes the following items, as applicable to each named executive officer:

•
Contributions made on a matching basis pursuant to the terms of our 401(k) plan and Supplemental Executive Retirement Plan ("SERP");

•
Dividend equivalents paid on shares of restricted stock granted prior to January 2009;

•
Premiums paid under our executive life insurance and long-term disability plans, and reimbursement of taxes owed with respect to such premiums, and also includes premiums paid under our long-term care plan. In fiscal years 2008 through 2010, annual premiums paid under our executive life insurance plan for Messrs. Sargent, Mahoney, Doody and Parneros were $70,500, $40,294, $27,075, and $10,339, respectively. Annual premiums paid under our executive life insurance plan for Mr. Miles were $2,955, $3,264 and $2,499 in fiscal years 2008 through 2010, respectively. In fiscal years 2008 through 2010, annual premiums paid under our long-term disability plans for Messrs. Sargent, Mahoney, Miles and Parneros were $16,836, $5,140, $3,697 and $3,569, respectively.

•
Tax preparation services; and

•
Executive physical and registry program.

        The table below sets forth the dollar amounts that we paid for each applicable item listed above.

All Other Compensation

Name	Year	401(k)	SERP	Dividend Equivalents	Executive Life Insurance	Long-Term Disability	Long-Term Care	Tax Services	Physical
Ronald L. Sargent	2010	$2,450	$99,142	$173,654	$121,030	$30,147	$1,555	$50,000	$0
	2009	2,450	44,480	145,378	121,030	28,903	1,555	50,000	0
	2008	2,301	69,324	210,850	121,030	28,903	1,555	50,000	0
John J. Mahoney	2010	2,450	47,012	15,507	59,039	7,638	1,883	5,000	0
	2009	2,450	26,936	17,633	69,174	8,825	1,883	5,000	0
	2008	2,299	35,965	27,904	69,174	8,825	1,883	5,000	0
Michael A. Miles, Jr.	2010	2,450	47,012	16,652	2,499	6,472	1,206	5,000	0
	2009	2,450	26,936	25,819	3,264	6,348	1,206	3,300	3,576
	2008	2,299	35,965	45,286	2,955	5,417	1,206	2,500	2,129
Joseph G. Doody	2010	2,450	30,659	9,035	39,776	0	1,796	5,000	3,629
	2009	2,450	20,896	11,061	46,481	0	1,796	5,000	1,850
	2008	2,298	30,978	29,352	46,481	0	1,796	5,000	0
Demos Parneros	2010	2,450	38,641	10,145	17,749	6,252	1,206	5,000	0
	2009	2,450	20,896	16,221	15,149	5,230	1,206	5,000	0
	2008	2,298	25,162	29,352	15,149	5,230	1,206	4,957	0

 GRANTS OF PLAN-BASED AWARDS FOR 2010 FISCAL YEAR

        The following table sets forth summary information regarding grants of plan-based awards made to the named executive officers for our 2010 fiscal year.

						Estimated Future Payouts Under Equity Incentive Plan Awards (1)*
			Estimated Possible Payouts Under Non-Equity Incentive Plan Awards*
									All Other Stock Awards:	All Other Option Awards:
											Exercise or Base Price of Option Awards ($/Sh)
									Number of Shares of Stock or Units (#) (2)*	Number of Securities Underlying Options (#) (3)*		Grant Date Fair Value of Stock and Option Awards (4)
Name	Grant Date	Committee Approval Date	Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)
Ronald L. Sargent		(5)	171,810	1,718,100	3,436,200
		(6)	255,090	2,550,900	5,101,800
	7/1/2010	6/6/2010				70,313	281,250	375,000				5,419,688
	7/1/2010	6/6/2010							117,951			2,272,916
	7/1/2010	6/6/2010								645,583	19.27	3,401,201
John J. Mahoney		(5)	69,360	693,600	1,387,200
		(6)	116,440	1,164,400	2,328,800
	7/1/2010	6/6/2010				25,000	100,000	133,333				1,927,000
	7/1/2010	6/6/2010							51,692			996,105
	7/1/2010	6/6/2010								294,700	19.27	1,552,603
Michael A. Miles, Jr.		(5)	69,360	693,600	1,387,200
		(6)	116,440	1,164,400	2,328,800
	7/1/2010	6/6/2010				25,000	100,000	133,333				1,927,000
	7/1/2010	6/6/2010							51,692			996,105
	7/1/2010	6/6/2010								294,700	19.27	1,552,603
Joseph G. Doody		(5)	43,048	430,480	860,960
		(6)	68,210	682,100	1,364,200
	7/1/2010	6/6/2010				15,000	60,000	80,000				1,156,200
	7/1/2010	6/6/2010							29,975			577,618
	7/1/2010	6/6/2010								172,614	19.27	909,403
Demos Parneros		(5)	43,048	430,480	860,960
		(6)	68,210	682,100	1,364,200
	7/1/2010	6/6/2010				15,000	60,000	80,000				1,156,200
	7/1/2010	6/6/2010							29,975			577,618
	7/1/2010	6/6/2010								172,614	19.27	909,403

*
Equity awards were granted pursuant to our Amended and Restated 2004 Stock Incentive Plan. Non-equity awards were granted pursuant to our Executive Officer Incentive Plan and our Long Term Cash Incentive Plan.

(1)
The amounts shown reflect potential shares awarded pursuant to the 2010 Special Performance and Retention Share Awards granted on July 1, 2010 for the three year performance cycle covering fiscal years 2010, 2011, and 2012. Actual share payout will be determined at the end of the three year performance cycle based on the extent to which the performance objectives, which are established in each year of the performance cycle, are achieved. Our Compensation Committee, based upon certification by the Board of the results, will calculate the share payout by adding the awards earned in relation to the performance goals achieved in each plan year, with the total payment equaling the sum of the amounts earned for each year. Shares awarded are vested 33% in March 2013, an additional 33% vest in March 2014 and the remaining 34% vest in March 2015. Named executive officers are not subject to additional holding periods for such shares after equity awards vest.

The total number of shares at target remains fixed for the balance of the performance cycle. One-third of the target award is applied as a target amount for each of the fiscal years within the performance cycle. For each of the two performance measures which are equally weighted, the threshold payout is 50% of target and maximum payout is 133% of target. Performance below a threshold level for each measure results in no payout under that measure. The Compensation Committee reviewed the results for 2010 and determined that, in the aggregate, the performance objectives had been achieved at 93.25% of target.

(2)
Unless otherwise noted, restricted stock vests 50% on the second anniversary of the date of grant and 50% on the third anniversary of the date of grant. The vesting of these restricted stock awards is accelerated in the circumstances described under the caption "Accelerated Vesting of Awards" below. For awards granted in 2010, no dividends will be paid on shares of unvested restricted stock. Named executive officers are not subject to additional holding periods after equity awards vest.

(3)
Stock options vest 25% per year after the date of grant. The exercisability of the options is accelerated in the circumstances described under the caption "Accelerated Vesting of Awards" below. Named executive officers are not subject to additional holding periods after such equity awards vest.

(4)
The grant date fair value of the performance shares and restricted stock granted on July 1, 2010 is $19.27 per share. The grant date fair value of the stock options granted on July 1, 2010 is $5.27 per share.

(5)
In March 2010, the Compensation Committee established the performance objectives for fiscal year 2010 under the Executive Officer Incentive Plan, as well as the threshold, target and maximum payment levels. The performance objectives were achieved, and the Compensation Committee approved in March 2011 payments of $1,633,639, $659,509, $659,509, $425,300, and $451,013, for Messrs. Sargent, Mahoney, Miles, Doody, and Parneros, respectively.

(6)
The amounts shown reflect potential cash payments pursuant to awards under our Long Term Cash Incentive Plan granted on July 1, 2010 for the three year performance cycle covering fiscal years 2010, 2011, and 2012. Actual cash payouts will be determined at the end of the performance cycle based on the extent to which the performance objectives for each of the three fiscal years are achieved. Our Compensation Committee will certify the results and determine the amount of the payment to be made to a participant by adding the amounts earned in each component year of the performance cycle. The target cash award remains fixed for the balance of the performance cycle. One-third of the target award is applied as a target amount for each of the fiscal years within the performance cycle. For each of the three performance measures, the threshold payout is 25% of the annual target and maximum payout is 200% of overall target. Performance below a threshold level for each measure results in no payout for that measure, with no payout whatsoever if the minimum earnings per share threshold (weighted at 40%) is not achieved. The Compensation Committee reviewed the results for 2010 and determined, that, in the aggregate, the performance objectives had been achieved at 95.8% of target.

Accelerated Vesting of Awards

        Equity Awards.    Under certain circumstances the vesting or payout of restricted stock, performance share awards and stock options may be accelerated as described below.

  •
  Rule of 65.  If the named executive officer retires or resigns and the requirements of the "Rule of 65" have been satisfied, then all restricted stock and stock option awards vest in full. Once the named executive officer meets the age and service requirements of our Rule of 65, a number of unvested shares of restricted stock that is sufficient to satisfy any tax obligations triggered by such event will vest. The only performance share awards subject to the Rule of 65 are the 2008 performance share awards for the 2008-2010 performance period, which did not pay out. For awards granted after June 30, 2004, but prior to fiscal year 2010, the Rule of 65 is met if the sum of the named executive officer's age (minimum age of 55) and years of service equals or exceeds 65. Effective the first day of fiscal year 2010, we changed the Rule of 65 in all restricted stock awards for associates in North America and replaced it with a purely age 65 based retirement provision.

  •
  Death or Disability.  All restricted stock, performance shares and stock options vest in full upon the named executive officer's death or disability. Any payouts under any outstanding performance share awards will be based on actual results at the end of the applicable performance period as if the named executive officer were employed throughout such period.

  •
  Change-in-Control.  Under our standard form of non-qualified stock option agreement, a change-in-control would result in a partial vesting acceleration of outstanding options and a termination without cause (or resignation for good reason) within one year after a change-in-control would result in acceleration of vesting of all outstanding options. Under our standard form of restricted stock award agreement, a change-in-control would result in acceleration of vesting of all outstanding restricted shares if (1) the change-in-control results in the named executive officer not being offered employment by the surviving corporation under certain conditions or (2) within one year following the change-in-control, the named executive officer's employment is terminated without cause (or the officer resigns for good reason). Under our performance share award agreements, a change-in-control would entitle the named executive officer at the end of the performance period to the greater of the number of shares equal to target or the number of shares earned based on actual achievement of the performance objectives if (a) the named executive officer does not accept employment with the surviving corporation upon the change-in-control or (b) within one year following the change-in-control, the named executive officer's employment is terminated without cause (or the officer resigns for good reason).

  •
  Termination of employment by Staples.  The 2010 Special Performance and Retention Share Award agreements provide that, if the named executive officer is terminated by Staples other than for "cause" (as defined in the award agreement), the named executive officer is eligible for a prorated award based on completed years while employed during the performance cycle, provided that the prorated award will only be paid if the Compensation Committee certifies at the end of the performance cycle that the performance objectives were achieved and payment is authorized. In the case of Mr. Sargent's restricted stock award granted in March 2007, the shares would vest in full upon a termination other than for "cause" (as defined in the award agreement). If the named executive officer is terminated by Staples for "cause", then he is not eligible for any award payment.

        Cash Awards.    Payments of awards under the Executive Officer Incentive Plan and the Long Term Cash Incentive Plan also may be accelerated as described below.

  •
  Rule of 65.  If the named executive officer terminates his employment before the end of the performance period and if the sum of the named executive officer's age (minimum age of 55) and years of service equals or exceeds 65, then the named executive officer is eligible for (i) a prorated award under the Executive Officer Incentive Plan based on the number of days the named executive officer was employed during the plan year; and (ii) a prorated award under the Long Term Cash Incentive Plan based on the number of days employed during the particular year of the performance cycle, if the performance goals and target award have been established, and any completed years of the performance cycle. Under the Long Term Cash Incentive Plan, named executive officers that terminate employment before the end of the performance cycle, but have not met the requirements of the Rule of 65, are eligible for a prorated award based on completed plan years. In each case of eligibility for a prorated award, such prorated award will only be paid if the Compensation Committee determines that the performance objectives were achieved and payment is authorized.

  •
  Death.  Upon the named executive officer's death before the end of any plan year or performance cycle, awards will be paid at 100% of the target award, regardless of the amount that would have been earned based upon achievement of the performance goals.

  •
  Disability.  If the named executive officer's employment is terminated due to disability before the end of any plan year or performance cycle, then the named executive officer is eligible for a prorated award based on the number of days employed during the plan year or performance cycle, as applicable. In each case of eligibility for a prorated award, such prorated award will only be paid if the Compensation Committee determines that the performance objectives were achieved and payment is authorized. In addition, for prorated awards under the Long Term Cash Incentive Plan, the performance objectives must have been established by the Compensation Committee prior to such disability.

  •
  Change-in-Control.  Under our Long Term Cash Incentive Plan, a change-in-control would entitle the named executive officer at the end of the performance cycle to an award payment equal to the greater of 100% of the target award or the amount earned based on actual achievement of the performance objectives if (1) the named executive officer does not accept employment by the surviving corporation upon the change of control or (2) within one year following the change-in-control, the named executive officer's employment is terminated without cause (or the officer resigns for good reason).

  •
  Termination of employment.  Under our Long Term Cash Incentive Plan, if the named executive officer is terminated by Staples other than for "cause" (as defined in the Long Term Cash Incentive Plan), the named executive officer is eligible for a prorated award based on the number of days employed during the particular year of the performance cycle, if the performance goals and target award have been established prior to termination, and any completed years of the performance cycle. The prorated award will only be paid if the performance objectives were established by the Compensation Committee, the Compensation Committee certifies the results and determines at the end of the performance cycle that the performance objectives were achieved. If the named executive officer is terminated by Staples for "cause", then he is not eligible for any award payment.

 OUTSTANDING EQUITY AWARDS AT 2010 FISCAL YEAR END

        The following table sets forth summary information regarding the outstanding equity awards held by each of the named executive officers as of the end of our 2010 fiscal year.

		Option Awards				Stock Awards
Name	Grant Date/ Performance Share Period	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable (1)	Option Exercise Price ($)	Option Expiration Date (2)	Number of Shares or Units of Stock That Have Not Vested (#) (3)		Market Value of Shares or Units of Stock That Have Not Vested ($) (4)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#) (5)		Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($) (4)
Ronald L. Sargent	7/1/2010	0	645,583	19.27	7/1/2020	117,951		2,632,666
	7/1/2009	162,356	487,068	20.12	7/1/2019	45,788		1,021,988
	7/1/2008	301,966	301,966	24.30	7/1/2018	20,382		454,926
	7/2/2007	418,239	139,414	24.42	7/2/2017
	3/8/2007					375,000	(10)	8,370,000
	7/3/2006	431,250		24.50	7/3/2016
	6/30/2005	525,000		21.29	6/30/2015
	7/1/2004	525,000		19.12	7/1/2014
	7/1/2003	525,000		12.88	7/31/2013
	8/1/2002	525,000		10.6266	8/31/2012
	3/1/2002	37,500		13.46	3/31/2012
	12/4/2001	1,125,000		11.60	1/3/2012
	7/6/2001	412,500		9.7466	8/5/2011
	1/30/2010 – 2/2/2013								70,313	(7)	1,569,386
	1/31/2009 – 1/30/2010					131,824	(6)	2,942,312
	2/2/2008 – 1/29/2011								88,656	(8)	1,978,802
	2/3/2007 – 1/28/2012								187,500	(9)	4,185,000
John J. Mahoney	7/1/2010	0	294,700	19.27	7/1/2020	51,692		1,153,765
	7/1/2009	74,112	222,336	20.12	7/1/2019	24,490		546,617
	7/1/2008	137,841	137,841	24.30	7/1/2018	9,304		207,665
	7/2/2007	190,917	63,640	24.42	7/2/2017
	7/3/2006	33,979		24.50	7/3/2016
	7/3/2006	196,875		24.50	7/3/2016
	6/30/2005	150,000		21.29	6/30/2015
	7/1/2004	150,000		19.12	7/1/2014
	7/1/2003	150,000		12.88	7/31/2013
	8/1/2002	150,000		10.6266	8/31/2012
	7/6/2001	150,000		9.7466	8/5/2011
	1/30/2010 – 2/2/2013								25,000	(7)	558,000
	1/31/2009 – 1/30/2010					60,176	(6)	1,343,128
	2/2/2008 – 1/29/2011								40,470	(8)	903,290
Michael A. Miles Jr.	7/1/2010	0	294,700	19.27	7/1/2020	51,692		1,153,765
	7/1/2009	74,112	222,336	20.12	7/1/2019	35,883		800,909
	7/1/2008	137,841	137,841	24.30	7/1/2018	15,973		356,517
	7/2/2007	190,917	63,640	24.42	7/2/2017
	7/3/2006	33,979		24.50	7/3/2016
	7/3/2006	196,875		24.50	7/3/2016
	6/30/2005	225,000		21.29	6/30/2015
	7/1/2004	225,000		19.12	7/1/2014
	10/1/2003	225,000		16.2666	10/31/2013
	1/30/2010 – 2/2/2013								25,000	(7)	558,000
	1/31/2009 – 1/30/2010					60,176	(6)	1,343,128
	2/2/2008 – 1/29/2011								40,470	(8)	903,290

		Option Awards				Stock Awards
Name	Grant Date/ Performance Share Period	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable (1)	Option Exercise Price ($)	Option Expiration Date (2)	Number of Shares or Units of Stock That Have Not Vested (#) (3)		Market Value of Shares or Units of Stock That Have Not Vested ($) (4)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#) (5)		Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($) (4)
Joseph G. Doody	7/1/2010	0	172,614	19.27	7/1/2020	29,975		669,042
	7/1/2009	43,410	130,232	20.12	7/1/2019	13,874		309,668
	7/1/2008	80,739	80,739	24.30	7/1/2018	5,450		121,644
	7/2/2007	111,828	37,276	24.42	7/2/2017
	7/3/2006	14,843		24.50	7/3/2016
	7/3/2006	115,325		24.50	7/3/2016
	6/30/2005	75,000		21.29	6/30/2015
	7/1/2004	75,000		19.12	7/1/2014
	1/30/2010 – 2/2/2013								15,000	(7)	334,800
	1/31/2009 – 1/30/2010					35,248	(6)	786,735
	2/2/2008 – 1/29/2011								23,705	(8)	529,096
Demos Parneros	7/1/2010	0	172,614	19.27	7/1/2020	29,975		669,042
	7/1/2009	43,410	130,232	20.12	7/1/2019	21,018		469,122
	7/1/2008	80,739	80,739	24.30	7/1/2018	9,357		208,848
	7/2/2007	111,828	37,276	24.42	7/2/2017
	7/3/2006	14,843		24.50	7/3/2016
	7/3/2006	115,325		24.50	7/3/2016
	6/30/2005	75,000		21.29	6/30/2015
	7/1/2004	75,000		19.12	7/1/2014
	7/1/2003	75,000		12.88	7/31/2013
	8/1/2002	75,000		10.6266	8/31/2012
	5/1/2002	9,499		13.3533	5/31/2012
	4/29/2002	75,000		13.26	5/29/2012
	7/6/2001	18,000		9.7466	8/5/2011
	1/30/2010 – 2/2/2013								15,000	(7)	334,800
	1/31/2009 – 1/30/2010					35,248	(6)	786,735
	2/2/2008 – 1/29/2011								23,705	(8)	529,096

(1)
Stock options vest 25% per year after the date of grant. The exercisability of the options is accelerated in the circumstances described under the caption "Accelerated Vesting of Awards" following the Grants of Plan-Based Awards for 2010 Fiscal Year table above.

(2)
The expiration date is typically the tenth anniversary of the date of grant.

(3)
Unless otherwise noted, restricted stock vests 50% on the second anniversary of the date of grant and 50% on the third anniversary of the date of grant. The vesting of these restricted stock awards is accelerated in the circumstances described under the caption "Accelerated Vesting of Awards" following the Grants of Plan-Based Awards for 2010 Fiscal Year table above.

(4)
Based on the fair market value of our common stock on January 29, 2011 ($22.32 per share).

(5)
The vesting of performance share awards, including the 2010 Special Performance and Retention Awards, is accelerated in the circumstances described under the caption "Accelerated Vesting of Awards" following the Grants of Plan-Based Awards for 2010 Fiscal Year table above.

(6)
Performance shares were paid out at 111.8% of target in March 2010 based on achievement of the performance objectives for fiscal year 2009. Awarded shares vest 33% in March 2011, an additional 33% vest in March 2012 and the remaining 34% vest in March 2013.

(7)
Threshold payout of 2010 Special Performance and Retention Share Award that vests subject to satisfaction of performance objectives for the performance cycle covering fiscal years 2010, 2011, and 2012. Actual share payout will be determined at the end of the three year performance cycle based on the extent to which the performance objectives, which are established in each year of the performance cycle, are achieved. Our Compensation Committee, based upon certification by the Board of the results, will calculate the share payout by adding the awards earned in relation to the performance goals achieved in each plan year, with the total payment equaling the sum of the amounts earned for each year. Shares awarded are vested 33% in March 2013, an additional 33% vest in March 2014 and the remaining 34% vest in March 2015. The performance objectives set for fiscal year 2010 were reviewed by the Compensation Committee and determined to be achieved at 93.25% of target.

(8)
Threshold payout of performance share award that would have been paid out in shares subject to satisfaction of performance objectives for the 2008-2010 performance period, with a payout date in March 2011. These performance objectives were not achieved, and the Board did not approve any share payouts under this award.

(9)
Threshold payout of 2007 Special Performance Share Award payable in shares subject to satisfaction of performance objectives for the 2007-2011 performance period, with a payout date in March 2012. Management currently believes that it is extremely unlikely that the aggressive performance objectives will be achieved for the 2007-2011 performance period, resulting in no payout under such performance share awards.

(10)
Restricted stock award vesting in full on March 8, 2012.

 OPTION EXERCISES AND STOCK VESTED DURING 2010 FISCAL YEAR

        The following table summarizes the option exercises and vesting of stock awards for each of the named executive officers during our 2010 fiscal year.

	Option Awards		Stock Awards
Name of Executive Officer	Number of Shares Acquired on Exercise (#)	Value Realized Upon Exercise ($) (1)	Number of Shares Acquired Upon Vesting (#) (2)		Value Realized on Vesting ($) (3)
Ronald L. Sargent	0	0	242,211	(4)	5,247,325
John J. Mahoney	0	0	0	(5)	0
Michael A. Miles, Jr.	0	0	64,068		1,369,525
Joseph G. Doody	0	0	0	(6)	0
Demos Parneros	0	0	42,267		913,568

(1)
Represents the difference between the exercise price and the fair market value of our common stock on the date of exercise.

(2)
Shares acquired upon vesting include shares for which the Rule of 65 age and service requirements have been met. These shares are considered vested for tax purposes, but have not been released to the named executive officer. The Rule of 65 is described under the caption "Accelerated Vesting of Awards" following the Grants of Plan-Based Awards for 2010 Fiscal Year table.

(3)
Represents the fair market value of the stock award on the date of vesting.

(4)
In December 2010, Mr. Sargent met the age and years of service requirements of the Rule of 65. The shares reported in this table as vested include 113,599 shares under awards granted prior to fiscal year 2010 with the Rule of 65. These shares will be released to Mr. Sargent only upon satisfying the time vesting requirements or his earlier retirement or resignation.

(5)
Mr. Mahoney met the age and years of service requirements of the Rule of 65 prior to fiscal year 2010. Shares under awards granted prior to fiscal year 2010 with the Rule of 65 were reported in the table for such year.

(6)
Mr. Doody met the age and years of service requirements of the Rule of 65 prior to fiscal year 2010. Shares under awards granted prior to fiscal year 2010 with the Rule of 65 were reported in the table for such year.

NONQUALIFIED DEFERRED COMPENSATION FOR 2010 FISCAL YEAR

        The following table sets forth summary information with respect to each of the named executive officers regarding contributions to our Supplemental Executive Retirement Plan ("SERP") for our 2010 fiscal year.

Name	Executive Contributions in Last FY ($)	Company Contributions in Last FY ($) *	Aggregate Earnings in Last FY ($)	Aggregate Withdrawals/ Distributions ($)	Aggregate Balance at Last FYE ($)
Ronald L. Sargent	339,098	99,142	364,049	0	4,300,487
John J. Mahoney	94,159	47,012	202,591	0	1,395,545
Michael A. Miles	47,080	47,012	17,624	0	577,895
Joseph G. Doody	276,432	30,659	580,718	0	4,270,576
Demos Parneros	51,997	38,641	79,028	0	677,926

*
These contribution amounts are included in the All Other Compensation column of the Summary Compensation Table included in this proxy statement.

        Our SERP is a non-qualified deferred compensation plan which is generally intended to provide comparable benefits above the applicable limits of our 401(k) qualified plan. Our SERP provides participants with a range of well diversified investment options similar to our 401(k) plan. Eligible executives, including the named executive officers, may contribute up to 100% of their base salary and key management bonus and will receive matching contributions in cash equal to 100% of each dollar saved, up to a maximum of 4% of base salary and bonus. The matching contributions generally vest 20% per year during the first five years of service based on hours worked during a calendar year. After five years of service, participants are generally fully vested in all matching contributions. All of our named executive officers are fully vested in their SERP balances. Benefits generally are paid to the participant in accordance with a predefined distribution schedule based on the requirements of Section 409A under the Internal Revenue Code. Executives may also contribute a portion of their Long Term Cash Incentive Plan payments; however, they will not receive matching contributions from us.

Potential Payments Upon Termination or Change-in-Control

        The tables below show the estimated incremental value transfer to each current named executive officer under various scenarios relating to a termination of employment. The tables below and the discussion that follows assume that such termination occurred on January 29, 2011. The actual amounts that would be paid to any named executive officer can only be determined at the time of an actual termination of employment and would vary from those listed below. The estimated amounts listed below are in addition to any retirement, welfare and other benefits that are available to associates generally.

FISCAL 2010 TERMINATION SCENARIOS*

	Retirement or Resignation	Termination for Cause	Termination Without Cause	Resignation for Good Reason	Termination Following Change-in- Control	Change- in-Control Only	Death or Disability (1)
Ronald L. Sargent
Cash Severance Payment	$0	$0	$3,600,988	$3,600,988	$5,401,482	$0	$0
Value of Accelerated Vesting of Incentive Compensation	$3,854,949	$0	$19,751,186	$3,854,949	$25,813,956	$2,236,916	$25,813,956
SERP Lump Sum Value Payout	$4,300,486	$4,300,486	$4,300,486	$4,300,486	$4,300,486	$0	$4,300,486
Continuation of Benefits	$14,500	$14,500	$277,704	$277,704	$410,153	$0	$751,512
Survivor Death Benefit Payout	$0	$0	$0	$0	$0	$0	$7,445,100	(2)
Excise and 409A Tax (Grossed-up)	$0	$0	$0	$0	$0	$0	$0
Total	$8,169,935	$4,314,986	$27,930,364	$12,034,127	$35,926,077	$2,236,916	$38,311,054

	Retirement or Resignation	Termination for Cause	Termination Without Cause or Resignation for Good Reason	Termination Following Change-in- Control	Change- in-Control Only	Death or Disability(1)
John J. Mahoney
Cash Severance Payment	$0	$0	$1,397,441	$1,863,255	$0	$0
Value of Accelerated Vesting of Incentive Compensation	$1,759,707	$0	$4,950,396	$7,281,268	$346,994	$7,281,268
SERP Lump Sum Value Payout	$1,395,544	$1,395,544	$1,395,544	$1,395,544	$0	$1,395,544
Continuation of Benefits	$9,800	$9,800	$113,588	$272,741	$0	$0
Survivor Death Benefit Payout	$0	$0	$0	$0	$0	$3,468,000	(2)
Total	$3,165,051	$1,405,344	$7,856,969	$10,812,808	$346,994	$12,144,812

Michael A. Miles
Cash Severance Payment	$0	$0	$1,397,441	$1,863,255	$0	$0
Value of Accelerated Vesting of Incentive Compensation	$371,733	$0	$1,065,528	$8,438,694	$346,994	$8,438,694
SERP Lump Sum Value Payout	$577,894	$577,894	$577,894	$577,894	$0	$577,894
Continuation of Benefits	$0	$0	$17,961	$23,699	$0	$0
Survivor Death Benefit Payout	$0	$0	$0	$0	$0	$3,468,000	(2)
Total	$949,627	$577,894	$3,058,824	$10,903,542	$346,994	$12,484,588

Joseph G. Doody
Cash Severance Payment	$0	$0	$700,020	$1,050,030	$0	$0
Value of Accelerated Vesting of Incentive Compensation	$1,030,743	$0	$2,902,788	$4,290,060	$203,246	$4,290,060
SERP Lump Sum Value Payout	$4,270,576	$4,270,576	$4,270,576	$4,270,576	$0	$4,270,576
Continuation of Benefits	$9,142	$9,142	$55,205	$78,409	$0	$0
Survivor Death Benefit Payout	$0	$0	$0	$0	$0	$2,367,640	(2)
Total	$5,310,461	$4,279,718	$7,928,589	$9,689,075	$203,246	$10,928,276

Demos Parneros
Cash Severance Payment	$0	$0	$718,065	$1,077,098	$0	$0
Value of Accelerated Vesting of Incentive Compensation	$217,760	$0	$634,028	$4,968,030	$203,246	$4,968,030
SERP Lump Sum Value Payout	$677,926	$677,926	$677,926	$677,926	$0	$677,926
Continuation of Benefits	$0	$0	$27,719	$41,853	$0	$0
Survivor Death Benefit Payout	$0	$0	$0	$0	$0	$2,367,640	(2)
Total	$895,686	$677,926	$2,057,738	$6,764,907	$203,246	$8,013,596

(1)
Value of Accelerated Vesting of Incentive Compensation in the case of death or disability includes the payout at death for the Long Term Cash Incentive Plan since the death benefit is higher than the disability benefit. All other values are the same for death or disability.

(2)
Includes 1 year Key Management Bonus payout at target in addition to any Survivor Death Benefit Payout.

*
Payouts subject to 409A regulations.

        See below for additional explanation of the terms of these payments and our assumptions calculating them. In addition, please see the Compensation Discussion and Analysis section of this proxy statement.

Retirement or Resignation

        If a named executive officer who satisfies the conditions of our "Rule of 65" retires or resigns, all restricted stock and stock option awards granted to such named executive officer will vest in full. A named executive officer who satisfies the conditions of our Rule of 65 may exercise any vested options within three years of his retirement or resignation (but in no event after the expiration date). Our Rule of 65 is described under the caption "Accelerated Vesting of Awards" following the Grants of Plan-Based Awards for 2010 Fiscal Year table earlier in this proxy statement. As of January 29, 2011, Messrs. Sargent, Mahoney and Doody met the age and service requirements under our Rule of 65 applicable to equity based awards granted between June 30, 2004 and the beginning of fiscal year 2010 and no named executive officer has met the purely age 65 based retirement provision applicable to awards granted after the first day of fiscal year 2010. The value of accelerated vesting of incentive compensation listed in the table above represents unvested restricted stock and stock option awards held by Messrs. Sargent, Mahoney and Doody. The values exclude all performance share awards because (i) the 2007 Special Performance Share Award to Mr. Sargent is forfeited upon termination of employment other than for death or disability; (ii) the 2008 performance share awards to the named executive officers did not pay out; and (iii) the 2010 Special Performance and Retention Share Awards to the named executive officers are forfeited upon voluntary termination of employment. For the Long Term Cash Incentive Plan, a prorated payment of one completed plan year for each award for the performance cycle covering fiscal years 2010, 2011 and 2012 is included.

        The named executive officer's benefits under our SERP, which include contributions by us and the named executive officer and any investment gains, generally will be paid in accordance with the plan provisions and any predefined distribution schedule based on the requirements of Section 409A of the Internal Revenue Code. Messrs. Sargent's, Mahoney's and Doody's continuation of benefits represents the provision of long-term care coverage beginning at age 65 under a group long-term care insurance plan.

Termination for Cause

        In the event of a termination for cause, the named executive officer is entitled to his contributions and our matching contributions to our SERP and any investment gains on such contributions. Messrs. Sargent's, Mahoney's and Doody's continuation of benefits represents the provision of long-term care coverage beginning at age 65 under a group long-term care insurance plan.

Termination without Cause or Resignation for Good Reason

        We have entered into severance benefit agreements with each of the named executive officers that provide compensation following a termination without cause or resignation for good reason. The circumstances constituting cause or good reason are specifically described in the severance benefits agreements for the named executive officers, which are listed as exhibits to our most recent Annual Report on Form 10-K. In general,

  •
  a termination will be for cause if the named executive officer has willfully failed to perform his duties, breached any confidentiality or non-compete agreement with us, or engaged in misconduct that harms us; and

  •
  the named executive officer will have good reason to resign if we significantly diminish his authority or responsibilities, reduce his salary or eligibility for bonus and other benefits, or require that he relocate his office more than 50 miles following a change-in-control of Staples.

        Under the severance benefits agreements, following our termination of the named executive officer's employment without cause or the named executive officer's resignation for good reason:

  •
  Mr. Sargent is entitled to continuation of salary, bonus and certain health and welfare benefits for 24 months.

  •
  Messrs. Mahoney and Miles are entitled to continuation of salary, bonus and certain health and welfare benefits for 18 months.

  •
  Messrs. Doody and Parneros are entitled to continuation of salary, bonus and certain health and welfare benefits for 12 months.

        In addition, under Mr. Sargent's severance benefits agreement, if we terminate Mr. Sargent's employment without cause (but not if Mr. Sargent resigns for good reason), all of his stock options become exercisable in full and any restrictions on the vesting of his restricted stock awards lapse.

        The cash severance payments listed in the tables above represent the value of salary and bonus continuation to the named executive officers under the severance benefits agreements. Under our Rule of 65, Messrs. Sargent's, Mahoney's and Doody's unvested restricted stock and stock option awards are accelerated. In addition, under our Rule of 65, any vested stock options may be exercised by the named executive officer within three years following termination without cause or resignation for good reason (but in no event after the expiration date). The 2010 Special Performance and Retention Share Award agreements and the Long Term Cash Incentive Plan each provide that, if the named executive officer is terminated by Staples other than for cause, the named executive officer is eligible for a prorated award or payment, as applicable, based on completed years while employed during the performance cycle, provided that the prorated award or payment will only be paid if the performance objectives are achieved and appropriately certified and payment is authorized. The values of accelerated vesting of incentive compensation listed in the tables above represent unvested restricted stock and stock option awards held by Messrs. Sargent, Mahoney and Doody. The values also include: (i) for the 2010 Special Performance and Retention Share Awards to the named executive officers for the three year performance cycle covering fiscal years 2010, 2011 and 2012, prorated awards of one completed fiscal year at 93.25%, which is the amount determined by the Compensation Committee to be achieved for fiscal 2010 and (ii) for the Long Term Cash Incentive Plan awards to the named executive officers for the three year performance cycle covering fiscal years 2010, 2011 and 2012, prorated awards of one completed fiscal year at 95.8%, which is the amount determined by the Compensation Committee to be achieved in fiscal 2010. The values exclude (i) the 2007 Special Performance Share Award to Mr. Sargent; and (ii) the 2008 performance share awards to the named executive officers, each of which is forfeited upon termination of employment other than death or disability.

        The named executive officer's benefits under our SERP, which include contributions by us and the named executive officer and any investment gains, generally will be paid in accordance with the plan provisions and any predefined distribution schedule based on the requirements of Section 409A of the Internal Revenue Code. The continuation of benefits listed in the tables above include health, dental and executive life insurance coverage provided under the severance benefits agreements and, for Messrs. Sargent, Mahoney and Doody, the provision of long-term care coverage beginning at age 65 under a group long-term care insurance plan. The amounts listed are estimates based on the current policies in place after applying a reasonable benefit cost trend.

Termination Following Change-in-Control

        Under our severance benefits agreements with the named executive officers, if we terminate the named executive officer's employment without cause or the named executive officer resigns for good reason within two years following a change-in-control of Staples, the named executive officer would receive payments in addition to those triggered by a termination without cause or resignation for good reason. The circumstances constituting a change-in-control of Staples are specifically described in the severance benefits agreements for the named executive officers, which are listed as exhibits to our most recent Annual Report on Form 10-K. In general, a change-in-control will occur if another person becomes the owner of 30% or more of the combined voting power of our stock, there is an unwelcome change in a majority of the members of our Board, or our stockholders approve a merger with another entity in which our stockholders fail to own more than 75% of the combined voting power of the surviving entity. Upon a termination following a change-in-control, Mr. Sargent would receive an additional 12 months of salary, bonus, and certain health and welfare benefits, and each other named executive officer would receive an additional six months of salary, bonus and health and welfare benefits. Under the terms of Mr. Sargent's severance benefits agreement, we will also reimburse Mr. Sargent for any excise tax under Section 280G of the Internal Revenue Code incurred in connection with a termination without cause or resignation for good reason following a change-in-control of Staples. In addition, the vesting or payout of the named executive officers' restricted stock awards, stock option awards and performance share awards is accelerated, and the named executive officers are eligible for awards under the Long Term Cash Incentive Plan following a change-in-control, as described under the caption "Accelerated Vesting of Awards" following the Grants of Plan-Based Awards for 2010 Fiscal Year table earlier in this proxy statement.

        The cash severance payments listed in the tables above represent the value of salary and bonus continuation to the named executive officers under the severance benefits agreements. The values of accelerated vesting of incentive compensation listed in the tables above represent unvested restricted stock and stock option awards held by the named executive officers. The named executive officer may exercise any vested options within three years of the termination date under our Rule of 65 and otherwise within 6 months of the termination date (but in no event after the expiration date). Performance share awards and awards under the Long Term Cash Incentive Plan typically are paid at the greater of 100% of the target award or the payout based on actual results at the end of the performance cycle. As we are unable to calculate actual results at this time, values of accelerated vesting of incentive compensation include an amount equal to the target award for the 2010 Special Performance and Retention Share Award and the Long Term Cash Incentive Plan award for the performance cycle covering fiscal years 2010, 2011 and 2012. The values exclude (i) the 2007 Special Performance Share Award to Mr. Sargent because management currently believes that it is extremely unlikely that the aggressive performance objectives will be achieved for the 2007-2011 performance period, resulting in no payout; and (ii) the 2008 performance share awards to the named executive officers because they did not pay out.

        The named executive officer's benefits under our SERP, which include contributions by us and the named executive officer and any investment gains, generally will be paid in accordance with the plan provisions and any predefined distribution schedule based on the requirements of Section 409A of the Internal Revenue Code. Our Board may also direct that our SERP be terminated within 12 months of the change-in-control, with assets being distributed within 12 months of the termination date. The continuation of benefits listed in the tables above include health, dental and executive life insurance coverage provided under the severance benefits agreements and, for Messrs. Sargent, Mahoney and Doody, the provision of long-term care coverage beginning at age 65 under a group long-term care insurance plan. The amounts listed are estimates based on the current policies in place after applying a reasonable benefit cost trend.

Change-in-Control Only

        Under our non-qualified stock option agreements with all of our associates, including the named executive officers, a change-in-control would result in a partial vesting acceleration of outstanding options. Specifically, the vesting schedule of such options would accelerate such that an additional 25% of the underlying shares would become immediately exercisable and the remaining unvested shares would vest ratably on each vesting date following such change-in-control. The circumstances constituting a change-in-control of Staples are specifically described in our form of non-qualified stock option agreement, which is listed as an exhibit to our most recent Annual Report on Form 10-K. In general, a change-in-control will occur if another person becomes the owner of 30% or more of the combined voting power of our stock, there is an unwelcome change in a majority of the members of our Board of Directors, or our stockholders approve a merger with another entity in which our stockholders prior to the merger fail to own more than 75% of the combined voting power of the surviving entity.

Death or Disability

        Termination due to death or disability would result in vesting acceleration of certain equity awards, which is described under the caption "Accelerated Vesting of Awards" following the Grants of Plan-Based Awards for 2010 Fiscal Year table earlier in this proxy statement. The values of accelerated vesting of equity compensation listed in the tables above represent unvested restricted stock and stock option awards held by the named executive officers. In general, any vested stock options may be exercised by the named executive officer or his estate within one year following termination for death or disability (but in no event after the expiration date). For the 2010 Special Performance and Retention Share Awards, an amount equal to 100% of the target award is included. A target level award payment under the named executive officers' awards under our Long Term Cash Incentive Plan for the performance cycle covering fiscal years 2010, 2011 and 2012 is also included (for disability, the named executive officer is eligible for a prorated award based on number of days employed during the performance cycle). The values exclude: (i) the 2007 Special Performance Share Award to Mr. Sargent because management currently believes that it is extremely unlikely that the aggressive performance objectives will be achieved for the 2007-2011 performance period, resulting in no payout; and (ii) the 2008 performance share awards to the named executive officers because they did not pay out.

        If the termination is due to the named executive officer's death, his beneficiaries or estate would be entitled to a lump sum payment under our SERP, target level award payment from the Executive Officer Incentive Plan and payments from our survivor death benefit plan. Payouts under our survivor death benefit plan which includes 100% of base salary for the first year and 50% of base salary for the second and third years are made monthly over a period of three years. Not included in the table above are the death benefit payouts from insurance policies for which the named executive officers pay the premiums. Payouts under these policies would be $2,080,800, $2,080,800, $1,614,300, and $1,614,300 for Messrs. Mahoney, Miles, Doody, and Parneros, respectively. Mr. Sargent's life insurance coverage is in the form of a second-to-die policy providing for payments either upon the latter of his death or his wife's death. For purposes of the table above, we have assumed that payments under this policy (which would amount to approximately $12,690,000) are not triggered. In the event that Mr. Sargent were to die first, we would continue to pay the executive life insurance premiums needed to support the $12,690,000 death benefit.

        If the termination is due to the named executive officer's disability, he would be entitled to receive a distribution from our SERP, generally in accordance with the plan provisions and any predefined distribution schedule based on the requirements of Section 409A of the Internal Revenue Code. The named executive officer would also be entitled to receive disability payments from our disability carriers, if the named executive officer has enrolled in such policy. Disability coverage is generally designed to replace 60% of the named executive officer's compensation up to $600,000 for each of the named executive officers who participated in the group disability plan on July 1, 2005. The disability benefit payouts from disability insurance policies for which the named executive officer pays the premiums are not included in the table above. In addition, executive life insurance premiums will be continued to age 65 as necessary to support the life insurance coverage in place at the time of disability.

Agreements Affecting Payments

        We provide for forfeiture and recovery of undeserved cash, equity and severance compensation from any associate that engages in such misconduct. We also view recoupment as a risk management and asset recovery tool for dealing with particularly harmful or unethical behaviors such as intentional deceitful acts resulting in improper personal benefit or injury to the company, fraud or willful misconduct that significantly contributes to a material financial restatement, violation of the Code of Ethics and breach of key associate agreements. For instance, each of the named executive officers has executed a Non-Competition and Non-Solicitation Agreement and a Confidentiality Agreement that cover the two year period subsequent to termination of his employment. Violation of any of the terms of these agreements entitles us to recover any severance payments and value received in connection with any equity awards.

 EQUITY COMPENSATION PLAN INFORMATION AT 2010 FISCAL YEAR END

Plan category	Number of Securities to be Issued upon Exercise of Outstanding Options, Warrants and Rights (a)		Weighted-Average Exercise Price of Outstanding Options, Warrants and Rights (b) (1)	Number of Securities Remaining Available for Future Issuance under Equity Compensation Plans (excluding securities reflected in column (a)) (c) (2)
Equity compensation plans approved by security holders	48,428,413	(3)	$19.86	25,924,428	(4)
Equity compensation plans not approved by security holders	13,836	(5)	$12.81	0

Total	48,442,249		$19.86	25,924,428

(1)
Weighted-average exercise price calculation excludes outstanding performance share awards and restricted stock units, which do not have an exercise price.

(2)
Does not include up to a maximum of approximately 7,886,082 additional shares that may become available for issuance under the 2004 Plan through the expiration, termination, surrendering, cancellation, forfeiture or settlement of awards granted under the Amended and Restated 1992 Equity Incentive Plan (the "1992 Plan"), as provided in the 2004 Plan. One-half of the total number of shares of common stock covered by the 2004 Plan (including any shares that may become available through the 1992 Plan, as described above) may be granted in the form of restricted stock or other stock-based awards other than options or stock appreciation rights.

(3)
Issued pursuant to our Amended and Restated 1990 Director Stock Option Plan, the 1992 Plan and our 2004 Plan. We continue to grant equity awards only under the 2004 Plan. Includes a number of shares estimated as of our 2010 fiscal year end issuable under performance share awards described under the heading "Long-Term Equity Incentives" in the Compensation Discussion and Analysis section of this proxy statement.

(4)
Includes 3,350,803 shares available for issuance under our Amended and Restated 1998 Employee Stock Purchase Plan (the "ESPP") and 567,724 shares available for issuance under our Amended and Restated International Employee Stock Purchase Plan (the "IESPP") of which 829,098 shares and 210,806 shares, respectively are issuable in connection with the current offering period that ends June 30, 2011, assuming that our associates enroll to the same extent they did during the offering period that ended on December 31, 2010 and based on a fair market value of $23.35 per share for our common stock on January 3, 2011 (the first business day of the current offering period). In the event the fair market value of our common stock is less than $23.35 per share on June 30, 2011, we will issue additional shares for the current offering period.

(5)
Includes 1,804 shares issuable in connection with the current outstanding options assuming associates elect to use all of their savings under the 1997 United Kingdom Savings Related Share Option Plan to purchase options. Also includes 12,032 shares issuable in connection with current outstanding options under our 1997 United Kingdom Company Share Option Plan.

        The following two option plans have not been approved by our stockholders. We no longer issue any options under either plan, although options remain outstanding under each plan.

1997 United Kingdom Savings Related Share Option Plan

        In August 1997, our Board adopted the 1997 United Kingdom Savings Related Share Option Plan (the "UK Savings Plan"), pursuant to which an aggregate of 1,687,500 shares of common stock may be issued to eligible associates whose employment relationship with Staples or a participating subsidiary is subject to United Kingdom income tax law. After August 2007, options were no longer granted pursuant to the UK Savings Plan. The UK Savings Plan, which was approved by the Department of Inland Revenue of the United Kingdom in December 1997, is designed to encourage eligible associates to save money and purchase shares of our common stock at a discounted price. We filed the UK Savings Plan with the Securities and Exchange Commission as an exhibit to our Annual Report on Form 10-K for the fiscal year ended February 1, 2003.

        Each associate, including an officer or director who is also an associate, may participate in the UK Savings Plan, provided he or she is eligible to participate in such plan under applicable United Kingdom tax law and (1) has been employed by us or a participating subsidiary for at least 90 continuous days on the invitation date or (2) is designated by our Board of Directors as an eligible associate.

        The UK Savings Plan, which is implemented through invitations, provides eligible associates with the opportunity to make monthly deductions from their pay of between 5 British pounds and 250 British pounds over a three-year period for investment in an interest bearing tax-free account. The associates' savings are used to purchase our common stock at a discounted price equal to 15% less than the fair market value of our common stock on the invitation date. Subject to limited exceptions, at the end of the three-year period, associates have six months to decide whether to withdraw their savings and guaranteed bonus in cash, purchase all of their options at the discounted price, or buy some of their options at the discounted price and keep some of the cash accumulation.

        The UK Savings Plan is administered by our Board of Directors and the Compensation Committee of our Board of Directors. Our Board of Directors and our Compensation Committee have the authority to make rules and regulations for the administration of the UK Savings Plan. Pursuant to the terms of the UK Savings Plan, our Board of Directors has appointed the Compensation Committee to administer certain aspects of the UK Savings Plan. Our Board of Directors may at any time amend or terminate the UK Savings Plan as long as the amendment or termination does not prejudice the rights of any participant without the prior consent of such participant. The UK Savings Plan contains provisions relating to the exercise or disposition of options in the event of the illness, disability, retirement, involuntary separation of service or death of the associate or a change-in-control, reconstruction or winding up of Staples.

        As of January 29, 2011, 8 associates have outstanding awards under the UK Savings Plan.

1997 United Kingdom Company Share Option Plan

        In August 1997, our Board adopted the 1997 United Kingdom Company Share Option Plan (the "UK Option Plan"), pursuant to which stock options for up to 1,687,500 shares of our common stock could be granted to our associates and our subsidiaries' associates, other than executive officers and directors. On June 17, 2004, when our stockholders approved our Amended and Restated 2004 Stock Incentive Plan, we ceased granting stock options under the UK Option Plan. We used the UK Option Plan to compensate associates working in our United Kingdom businesses. Associates working in our United Kingdom businesses were also eligible to receive options under our stockholder-approved equity plans. We filed the UK Option Plan with the Securities and Exchange Commission as an exhibit to our Annual Report on Form 10-K for the fiscal year ended January 31, 1998.

        The UK Option Plan was designed to be approved by the United Kingdom's Department of Inland Revenue so that associates would not be obligated to pay income tax on the difference between the exercise price of the option and fair market value of our common stock at the option's exercise date. The Department of Inland Revenue approved the UK Option Plan in January 1998. Participants in the UK Option Plan could be granted, in the aggregate over the life of the UK Option Plan, up to 30,000 British pounds of tax-advantaged options. Eligible associates could receive additional non-tax advantaged options under the UK Option Plan.

        The UK Option Plan is administered by our Board. Our Board is authorized to adopt, amend and repeal the administrative rules, guidelines and practices relating to the UK Option Plan and to interpret the provisions of the UK Option Plan. Our Board of Directors may amend, suspend or terminate the UK Option Plan at any time. As noted above, our Board terminated the UK Option Plan, effective June 17, 2004, with respect to future awards. Our Board of Directors has delegated to the Compensation Committee authority to administer certain aspects of the UK Option Plan.

        Our Board or the Compensation Committee selected the recipients of options under the UK Option Plan and determined (1) the number of shares of our common stock covered by such options, (2) the dates upon which such options become exercisable (which is typically 25% on the first anniversary of the date of grant and 2.083% monthly thereafter), (3) the exercise price of options (which may not be less than the fair market value of our common stock on the date of grant), and (4) the duration of the options (which may not exceed 10 years). With respect to options granted within the 30,000 British pound limit, preferential tax treatment generally may only be obtained on the exercise of the option if the option is exercised after the third and before the tenth anniversary of the date of grant and more than three years after the previous exercise of an option which has received preferential tax treatment.

        Our Board is required to make appropriate adjustments in connection with the UK Option Plan and any outstanding options under the UK Option Plan to reflect stock splits, stock dividends, recapitalizations, spin-offs and other similar changes in capitalization. The UK Option Plan also contains provisions relating to the disposition of options in the event of a merger, consolidation, sale of all or substantially all of the assets, or liquidation of Staples.

        As of January 29, 2011, approximately 11 associates have outstanding awards under the UK Option Plan.

Compensation Committee Interlocks and Insider Participation

        During our 2010 fiscal year, Ms. Meyrowitz, Ms. Burton, Mr. Nakasone and Mr. Walsh served on the Compensation Committee and were independent directors during such service. None of our executive officers has served as a director or member of the compensation committee (or other committee serving an equivalent function) of any other entity whose executive officers served on our Compensation Committee. In addition, none of our executive officers has served as a member of the compensation committee (or other committee serving an equivalent function) of any other entity whose executive officers served on our Board of Directors.

Section 16(a) Beneficial Ownership Reporting Compliance

        Based solely on our review of copies of reports filed by the directors, executive officers and beneficial owners of more than 10% of our common stock required to file such reports pursuant to Section 16(a) of the Securities Exchange Act of 1934, we believe that all of our directors and executive officers complied with the reporting requirements of Section 16(a) of the Securities Exchange Act of 1934 with the following two exceptions. Due to an administrative oversight by Staples the following Form 4 transactions were not reported within the two-day time frame: 1) the automatic sale of shares for taxes upon a vesting event for Ms. Kristin Campbell on June 13, 2010 and 2) a grant of restricted stock to Ms. Christine Komola on September 15, 2010. The Form 4 filings for Ms. Campbell and Ms. Komola were filed on July 29, 2010 and September 23, 2010, respectively.

 PROPOSAL 3 — ADVISORY VOTE ON EXECUTIVE COMPENSATION

        Our Board recognizes that it is appropriate to seek the views of stockholders on the design and effectiveness of Staples' executive compensation program. Our Board is providing stockholders with the opportunity to approve an advisory vote on the compensation of our named executive officers as disclosed in this proxy statement.

        Our executive compensation program is designed to attract, retain and reward executive officers who contribute to our long term success, align compensation with short and long term business goals, and motivate and reward high levels of individual and team performance. The program contains elements of performance based cash and equity-based compensation. Our executive pay philosophy is predicated on our view that a significant portion of compensation should be "at risk" and directly linked to our overall performance, thereby ensuring that the interests of our named executive officers are aligned with the interests of our stockholders. We believe that Staples has successfully achieved these objectives as demonstrated by our performance over time. At the same time, we believe our program does not encourage excessive risk taking by management.

        The "Executive Compensation" section of this proxy statement, including the "Compensation Discussion and Analysis" discussion, describes in detail our executive compensation programs and the decisions made by the Compensation Committee with respect to the 2010 fiscal year ended January 29, 2011. Highlights from our executive compensation program include the following:

  •
  Our named executive officers' compensation was aligned with performance. In relation to our peer group, our performance as measured by earnings per share growth, return on invested capital and total shareholder return generally exceeded our pay positioning based on realizable total direct compensation.

  •
  Our pay mix emphasized "at risk" performance based compensation, with our named executive officers' "at risk" performance based portion of their annual target total direct compensation ranging from 64% to 70%.

  •
  Our compensation program promoted the retention of key executives and related succession planning goals, as demonstrated by the average tenure of our named executive officers being 16 years.

  •
  Our executive compensation governance includes many best practices, such as stock ownership guidelines, a no hedging policy, and limited perquisites.

        In assessing 2010 pay for performance, the Compensation Committee took into account the progress we made in 2010 against key objectives. Some of our 2010 performance highlights include:

  •
  The Company made steady progress growing EPS and RONA, both of which we view as being key indicators of long term value creation for stockholders.

    1.
    EPS: Diluted EPS, on a GAAP basis, increased 19% to $1.21 from the $1.02 achieved in fiscal 2009. Adjusting for pre-tax integration and restructuring expense in fiscal years 2009 and 2010 and a class action lawsuit settlement in fiscal 2009, adjusted EPS increased 11% to $1.27 from the $1.14 achieved in fiscal 2009.

    2.
    RONA: Improved overall company RONA by $81.9 million year over year.

  •
  Customer service metrics are at historical highs.

  •
  We made great progress with the integration of Corporate Express which was our largest acquisition since the company was founded and is transformational in setting the stage for future growth.

  •
  Growth initiatives have focused the organization, clarified capabilities and begun to show positive results.

        Our Board is asking stockholders to approve the compensation of Staples' named executive officers as disclosed pursuant to the SEC's compensation disclosure rules (which includes the Compensation and Discussion Analysis, the compensation tables and the narrative disclosures). As an advisory vote, this proposal is not binding upon Staples. The Compensation Committee values the opinions expressed by our stockholders in their vote on this proposal and will consider the outcome of the vote when making future compensation decisions for named executive officers.

        OUR BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE FOR THE APPROVAL OF THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS AS DISCLOSED PURSUANT TO THE SEC'S COMPENSATION DISCLOSURE RULES.

 PROPOSAL 4 — ADVISORY VOTE ON THE FREQUENCY OF
FUTURE EXECUTIVE COMPENSATION ADVISORY VOTES

        As described in proposal 3 above, stockholders are provided an opportunity to cast an advisory vote on Staples' executive compensation. This proposal 4 provides stockholders with an opportunity to cast a non-binding advisory vote regarding the frequency of future executive compensation advisory votes. Stockholders may vote for a frequency of every one, two or three years, or may abstain from casting a vote.

        The Board believes that advisory votes should be conducted every year so that stockholders may annually express their views on Staples' executive compensation program. This is consistent with management's and the Compensation Committee's annual review of our executive compensation program. The Board also believes that an annual vote will facilitate more direct stockholder input about executive compensation, as well as, reflect Staples' generally open and responsive attitude towards stockholders' concerns.

        OUR BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE FOR A FREQUENCY OF 1 YEAR FOR FUTURE EXECUTIVE COMPENSATION ADVISORY VOTES.

 PROPOSAL 5 — SHAREHOLDER PROPOSAL ON MAJORITY WRITTEN CONSENT

        We have been advised that the following non-binding shareholder proposal will be presented at the Annual Meeting. The proposal will be voted on at the Annual Meeting if the proponent, or qualified representative, is present at the meeting and submits the proposal for a vote. Our statement of opposition follows the shareholder proposal. The shareholder proposal was submitted by John Chevedden, 2215 Nelson Avenue, No. 205, Redondo Beach, CA 90278. Mr. Chevedden holds 300 shares of our common stock.

        FOR THE REASONS SET FORTH BELOW IN OUR BOARD'S STATEMENT IN OPPOSITION TO THE SHAREHOLDER PROPOSAL, OUR BOARD OF DIRECTORS RECOMMENDS A VOTE AGAINST PROPOSAL 5.

        The text of the shareholder proposal and supporting statement appear below as received by us, and we assume no responsibility for its content or accuracy.

5 — Shareholder Action by Written Consent

        RESOLVED, Shareholders hereby request that our board of directors undertake such steps as may be necessary to permit written consent by shareholders entitled to cast the minimum number of votes that would be necessary to authorize the action at a meeting at which all shareholders entitled to vote thereon were present and voting (to the fullest extent permitted by law).

        We also gave 56%-support to the 2010 shareholder proposal on this same topic. This 56%-support even translated into 47%-support from all shares outstanding. The Council of Institutional Investors www.cii.org recommends that management adopt a shareholder proposal receiving its first 50%-plus vote.

        This proposal topic also won majority shareholder support at 13 major companies in 2010. This included 67%-support at both Allstate and Sprint. Hundreds of major companies enable shareholder action by written consent.

        Taking action by written consent in lieu of a meeting is a means shareholders can use to raise important matters outside the normal annual meeting cycle. A study by Harvard professor Paul Gompers supports the concept that shareholder dis-empowering governance features, including restrictions on shareholder ability to act by written consent, are significantly related to reduced shareholder value.

        The merit of this Shareholder Action by Written Consent proposal should also be considered in the context of the need for additional improvement in our company's 2010 corporate governance status:

        The Corporate Library www.thecorporatelibrary.com, an independent investment research firm, rated our company "D" with "High Governance Risk," "High Concern" regarding our board of directors and "Moderate Concern" regarding Executive Pay.

        By switching to easier goals, CEO Ronald Sargent was able to gain non-equity incentive pay in 2009 of $1.3 million — compared to nothing in 2008. A portion of executive long-term equity saw its performance period reduced from three years to just one year — nowhere close to long-term and there were low stock ownership guidelines.

        Half of Staples' board had long-tenure of 11 and 24 years — independence concerns. Three-fourths of our Executive Pay Committee had 17 to 24 years tenure and the final member was a CEO.

        Our board was the only significant directorship for five of our directors. This could indicate a significant lack of current transferable director experience for almost half of our directors. We had no proxy access, no cumulative voting and no independent board chairman.

        Please encourage our board to respond positively to this proposal to initiate the improved corporate governance and financial performance that we deserve: Shareholder Action by Written Consent — Yes on 5.

 Board's Statement in Opposition.

        The Board unanimously recommends AGAINST this proposal for the following reasons:

        It is important to determine whether our stockholders' position on this issue has changed. Last year, we, along with a limited number of other companies, received a similar written consent proposal. Although the proposal was supported by a majority of the votes cast at our 2010 annual meeting, it failed to receive a majority of support from our total outstanding shares. After the annual meeting and during our corporate governance outreach program, we asked some of our stockholders what they thought of the proposal. We learned that many of our stockholders and proxy advisors were revisiting their voting practices based on their reconsideration of this issue, which had not been presented to many companies in recent years. In fact, even ISS revised its voting policy with respect to this issue. Some of our stockholders expressed their view that majority written consent was not a practical method for approving important actions for a widely-held public company, acknowledged that one corporate governance structure is not appropriate for all companies, and agreed that Staples had other more effective governance tools available to stockholders. In light of the feedback we received, our Board decided to poll our stockholders again on this issue.

        Our stockholders are already empowered by our strong corporate governance features to raise important matters at any time. We provide our stockholders with strong corporate governance mechanisms and practices designed to provide meaningful and appropriate access to our company, including management and our Board, and which are in the best interests of our business and our stockholders.

  •
  Annual Meetings — Stockholders can vote annually on important matters, including the election of all of our directors. Our directors are elected using a majority voting standard, and our certificate of incorporation contains no supermajority voting provisions.

  •
  Special Meetings — In the event important matters arise between annual meetings, stockholders holding an aggregate of 25% or more of our common stock can call a special meeting, debate and vote on matters outside the annual meeting cycle.

  •
  Governance Outreach Program — We have an ongoing corporate governance outreach program where we have in-person and telephonic meetings with a variety of stockholders, proxy advisory groups and governance ratings agencies to learn their views on current topics, such as this one, and receive direct feedback which is shared with management and our Board.

  •
  Advisory Vote on Executive Compensation — Beginning this year, stockholders will be able to tell us how they view our executive compensation practices through an advisory vote, which our Board recommends be held every year.

  •
  Ongoing Communications — Outside the context of formal action, we welcome dialogue with stockholders on governance matters and routinely meet and correspond with stockholders.

        Our practices have been praised by our stockholders, and we have historically received high scores from independent third parties, such as GovernanceMetrics International, which has provided us with a global ranking of 10.0, which is its highest rating and assigned to only 1% of over 4,200 companies.

        All stockholders should be afforded a vote and an opportunity to be informed about important matters. We currently have two stockholders that each own close to 10% of our common stock. We also have approximately 5,500 holders of record and significantly more beneficial owners of our common stock. Each of these stockholders should have the opportunity to consider and vote on important actions. We do not believe that it is appropriate for stockholders representing 50% of our common stock to take action affecting all stockholders without first giving advance notice, informing stockholders of the issues on the ballot, and allowing all stockholders to voice their concerns. In addition, we believe our Board has fiduciary obligations to all stockholders equally and should always be allowed the opportunity to evaluate a proposal and give its recommendation. Important matters, such as replacing some or all of our directors or selling our company, presented through a written consent could become effective without all of our stockholders' knowledge or consent and without evaluation of what is in the best interest of all stockholders, not only the majority of stockholders.

        Our Board believes that our current governance structure strikes the appropriate balance between permitting stockholders to raise important matters at any time and protecting the deliberative process that allows for accurate information, full transparency and that the views of all stockholders, as well as our management and our Board, to be considered.

OUR BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE AGAINST PROPOSAL 5.

Securities and Exchange Commission Filings

        We file annual, quarterly and current reports, as well as other information with the Securities and Exchange Commission. You may read and copy any document that we file with the Securities and Exchange Commission at its Internet Web site at www.sec.gov or at its Public Reference Room at 100 F Street, N.E., Washington, DC 20549. If you would like to receive a copy of our Annual Report on Form 10-K for our 2010 fiscal year, or any of the exhibits listed therein, please call or submit a request in writing to Investor Relations, Staples, Inc., 500 Staples Drive, Framingham, MA 01702, telephone (800) 468-7751, and we will provide you with the Annual Report without charge, or any of the exhibits listed therein upon the payment of a nominal fee (which fee will be limited to the expenses we incur in providing you with the requested exhibits).

ATTN: INVESTOR RELATIONS

500 STAPLES DRIVE

FRAMINGHAM, MA 01702

ELECTRONIC DELIVERY OF FUTURE STOCKHOLDER COMMUNICATIONS

If you would like to reduce the costs incurred by Staples, Inc. in mailing proxy materials and help the environment by allowing us to print fewer paper copies, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery or access, please follow the instructions below to vote using the Internet and, when prompted, indicate that you agree to receive or access stockholder communications electronically in future years.

VOTE BY INTERNET — www.proxyvote.com

Use the Internet to transmit your voting instructions and for electronic delivery of information until 11:59 P.M. Eastern Time the day before the meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

VOTE BY PHONE — 1-800-690-6903

Use any touch-tone telephone to transmit your voting instructions until 11:59 P.M. Eastern Time the day before the meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL

Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Staples, Inc., c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

Your Internet or telephone vote is valid under Delaware law and authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:	KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

STAPLES, INC.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” ALL DIRECTOR NOMINEES LISTED BELOW IN ITEM 1, “FOR” ITEMS 2 AND 3, “1 YEAR” FOR ITEM 4 AND “AGAINST” ITEM 5.

1.	To elect twelve directors to serve for a one-year term expiring at the 2012 Annual Meeting of Stockholders		For	Against	Abstain
	1a.	Basil L. Anderson	☐	☐	☐
	1b.	Arthur M. Blank	☐	☐	☐
	1c.	Mary Elizabeth Burton	☐	☐	☐
	1d.	Justin King	☐	☐	☐
	1e.	Carol Meyrowitz	☐	☐	☐
	1f.	Rowland T. Moriarty	☐	☐	☐
	1g.	Robert C. Nakasone	☐	☐	☐
	1h.	Ronald L. Sargent	☐	☐	☐
	1i.	Elizabeth A. Smith	☐	☐	☐
	1j.	Robert E. Sulentic	☐	☐	☐
	1k.	Vijay Vishwanath	☐	☐	☐
	1l.	Paul F. Walsh	☐	☐	☐

		For	Against	Abstain

2.	To ratify the selection by the Audit Committee of Ernst & Young LLP as Staples’ independent registered public accounting firm for the current fiscal year.	☐	☐	☐

3.	To hold an advisory vote on executive compensation.	☐	☐	☐

4.	To hold an advisory vote on the frequency of future executive compensation advisory votes.	1 Year ☐	2 Years ☐	3 Years ☐	Abstain ☐

5.	To act on a shareholder proposal regarding the ability of shareholders to act by majority written consent.	For ☐	Against ☐	Abstain ☐

The shares represented by this proxy when properly executed will be voted in the manner directed herein by the undersigned Stockholder(s). If no direction is made, this proxy will be voted “FOR” all director nominees listed above in item 1, “FOR” items 2 and 3, “1 YEAR” for item 4, and “AGAINST” item 5.

For address changes and/or comments, please check this box and write them on the back where indicated.  ☐

Please indicate if you plan to attend this meeting.

☐	☐
Yes	No

(NOTE: Please sign exactly as your name(s) appear(s) hereon. All holders must sign. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. If a corporation, please sign in full corporate name, by authorized officer. If a partnership, please sign in partnership name by authorized person.)

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

Important Notice Regarding Internet Availability of Proxy Materials for the Annual Meeting:

The Notice, Proxy Statement and Annual Report (including the Form 10-K) are available at www.proxyvote.com.

STAPLES, INC.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

ANNUAL MEETING OF STOCKHOLDERS

JUNE 7, 2011

The stockholder(s), revoking all prior proxies, hereby appoint(s) Ronald L. Sargent, John J. Mahoney and Kristin A. Campbell, and each of them individually, as proxies, each with the power to appoint his or her substitute, and hereby authorizes them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of Common Stock of Staples, Inc. that the stockholder(s) is/are entitled to vote at the Annual Meeting of Stockholders to be held at 8:00 a.m., local time, on June 7, 2011, at the Four Seasons Hotel, 57 East 57 Street, New York, New York, and any adjournment or postponement thereof.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS DIRECTED BY THE STOCKHOLDER(S). IF NO SUCH DIRECTIONS ARE MADE, THIS PROXY WILL BE VOTED “FOR” THE ELECTION OF ALL DIRECTOR NOMINEES LISTED ON THE REVERSE SIDE FOR PROPOSAL 1, “FOR” PROPOSALS 2 AND 3, “1 YEAR” FOR PROPOSAL 4 AND “AGAINST” PROPOSAL 5. THE PROXIES ARE AUTHORIZED IN THEIR DISCRETION TO VOTE UPON SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE MEETING OR ANY POSTPONEMENT OR ADJOURNMENT THEREOF.

PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED REPLY ENVELOPE

Address Changes/Comments:

(If you noted any Address Changes/Comments above, please mark corresponding box on the reverse side.)

CONTINUED AND TO BE SIGNED ON REVERSE SIDE

QuickLinks

INFORMATION ABOUT THE ANNUAL MEETING AND VOTING
PROPOSAL 1 — ELECTION OF DIRECTORS
CORPORATE GOVERNANCE
DIRECTOR COMPENSATION
DIRECTOR COMPENSATION FOR 2010 FISCAL YEAR
OUTSTANDING DIRECTOR AWARDS
PROPOSAL 2 — RATIFICATION OF SELECTION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
EXECUTIVE COMPENSATION
2010 Special Performance and Retention Share Awards
SUMMARY COMPENSATION TABLE
All Other Compensation
GRANTS OF PLAN-BASED AWARDS FOR 2010 FISCAL YEAR
OUTSTANDING EQUITY AWARDS AT 2010 FISCAL YEAR END
OPTION EXERCISES AND STOCK VESTED DURING 2010 FISCAL YEAR
NONQUALIFIED DEFERRED COMPENSATION FOR 2010 FISCAL YEAR
FISCAL 2010 TERMINATION SCENARIOS
EQUITY COMPENSATION PLAN INFORMATION AT 2010 FISCAL YEAR END
PROPOSAL 3 — ADVISORY VOTE ON EXECUTIVE COMPENSATION
PROPOSAL 4 — ADVISORY VOTE ON THE FREQUENCY OF FUTURE EXECUTIVE COMPENSATION ADVISORY VOTES
PROPOSAL 5 — SHAREHOLDER PROPOSAL ON MAJORITY WRITTEN CONSENT
5 — Shareholder Action by Written Consent
Board's Statement in Opposition.
OUR BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE AGAINST PROPOSAL 5.